US SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Preliminary Offering Circular dated May 18, 2024

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

OBSIDIAN PRIME INC.

(Exact name of issuer as specified in its charter)

3130 Balfour Rd.

Suite D

Brentwood, CA 94513

(310) 684-3662

info@theobsidianprime.com

Employer Identification Number

99-1086213

75,000,000 Class A Non-Voting Stock Offering
Investors will pay $1.00 for equity in OBSIDIAN PRIME.
Each share of stock/equity is valued at $1.00. One share of stock/equity and has a value of one dollar. The minimum investment in this offer is $1.00. Each share of is a Non-Voting Class A Stock.

Total offering is $75,000,000 shares at $1.00 per share.

"OBSIDIAN PRIME (“the Company” or “OP”), a California corporation, is offering 75,000,000 (75 million) shares of our $1.00 par value Class A Non-Voting Stock (“Class A Non-Voting Stock”) at an offering price of $1.00 per share (the “Offered Shares”). Our Class A Non-Voting Stock represents non-voting shares of the company.

Additionally, executives of the company hold Class A Non-Voting Shares, which carry voting rights and are distinct from the Class A Non-Voting shares being offered in this offering. Class A Non-Voting shares may carry different rights and privileges compared to Class A Non-Voting shares, including voting rights in matters concerning the company's governance and decision-making processes.

At this time, OBSIDIAN PRIME is only issuing outstanding Class A Non-Voting Common Stock, which is being offered in this public offering. There are no additional classes of common stock currently issued or outstanding.

By clearly delineating the differences between Class A Non-Voting and Class A Non-Voting Shares and specifying the voting rights associated with each class, investors can better understand the structure of your offering and the rights they will have as shareholders.

To purchase equity in OBSIDIAN PRIME, investors will be required to pay cash and provide their personal contact information. This information will be maintained in our shareholders cap table.

We value transparency and want to ensure that our investors have a clear understanding of our intent and objectives.  Should you have any questions or require further information, please do not hesitate to contact us.

Investing in OBSIDIAN PRIME:

Committed to nurturing the growth of our network marketing organization, we present the opportunity to become a shareholder in OBSIDIAN PRIME through our cash-based investment program.

Cash for Equity:

Now, individuals can acquire shares by making direct cash investments.

Benefits of Investing:

By participating in this program, investors become shareholders in OBSIDIAN PRIME, contributing to the ongoing success of our network marketing organization.

We are now offering stock or shares for cash at $1 per share.

Please be aware that there may be risks associated with previous consideration models, and investors should carefully evaluate their goals and risk tolerance before participating in this offering.

We encourage potential investors to seek guidance from a securities attorney or financial advisor to ensure their investment decision aligns with their goals and objectives.

Thank you for considering this opportunity to acquire equity in OBSIDIAN PRIME through our investment program powered by our app "Crowdcaster.”

The Company is offering shares of its Class A Non-Voting Common Stock. These shares do not carry voting rights but do provide the same dividend and liquidation rights as any other common stock issued by the Company.

These securities are speculative securities. A commitment to purchase a share of stock in this Company’s stock involves significant risk. Should you consider purchasing please consider committing only what you can afford. See the “Risk Factors” section on page 4 of this Offering Circular.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

Our Class A Non-Voting Stock is NOT traded in any stock market or national securities exchange.

Earning our Class A Non-Voting Non- involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Class A Non-Voting stock.

	a single cash per share	Total Maximum
Public Offering Price (1)(2)(4)	$1.00	75,000,000
Underwriting Discounts and Commissions (3)	$0.00	0
Consideration to Company	$1.00	75,000,000

(1) We are offering shares on a continuous basis as outlined in the "Plan of Distribution."

(2) This is a self-directed, “best-efforts” offering. The proceeds of this offering will be placed into an escrow account with the funding portal of our choice until the completion of the funding goal or 12 months have elapsed. We will offer our Class A Non-Voting Stock primarily through an online platform, accepting cash as consideration. Cash investments are accepted. As there is no minimum offering requirement, upon the approval of any subscription to this Offering Circular, the Company shall immediately allocate the funds received as consideration into a time management account. The Company will utilize these funds in accordance with the guidelines outlined in the Use of Consideration section. For detailed instructions on investing, please refer to the “Procedures for Investing” section.

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions.

Our Board of Directors used its business judgment in setting a value of $1.00 for one share of the Company as consideration for the stock to be issued under the Offering. The offering price is one dollar per share and bears no relationship to our book value or any other measure of our current value or worth.

Escrow

This offering will accept cash consideration. As such, escrow will be used or necessary. We will offer our Class A Non-Voting Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular. Cash consideration will be placed in a cash management account for this offering.

Subscriptions are irrevocable, and the equity sold is non-refundable as expressly stated in this Offering Circular. The Company, at the sole discretion of the Board of Directors, may issue the Securities under this Offering for cash consideration, escrow will be utilized as necessary. Securities issued for cash will be based on the agreed-upon offering price of $1 per share. There will be no minimum offering amount required, and upon the approval of any subscription to this Offering Circular, cash consideration will be placed in a cash management account for this offering. Securities may also be issued for services rendered, with such services having a fair market value equivalent to the securities issued at this offering. The proceeds received by the Company from investors for this Offering, and the consideration received will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no offer may be made to you in this Offering if the aggregate that you work for is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before representing that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.

For general information on investing, please refer to www.investor.gov.

The offer of these shares will begin within two calendar days of the qualification date and will be an ongoing offering in accordance with Rule 251(d)(3)(i)(F). Each share of stock will be issued upon purchase with cash.

This Offering will be conducted on a self-directed, “best-efforts” basis, meaning our Officers will exert their commercially reasonable best efforts to offer Shares. Our Officers will not receive any commission or remuneration for this. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular does not constitute an offer to sell, nor is there a solicitation or offer to buy, nor shall there be any sales of these securities in any state or jurisdiction where such offering would be unlawful, prior to registration or qualification under the laws of any such state.

Equity sales will occur in this offering, with shares issued to participants in exchange for cash. Once completed, investors will receive their stock promptly.

Please be aware that income limitations still apply to those who participate in this offering, in accordance with investment regulations and restrictions. Different rules may apply to accredited investors and non-natural persons. We encourage you to review Rule 251(d)(2)(i)(C) of Regulation A for guidance on applicable thresholds.

Our offer involves the sale of equity as consideration. Individuals participating in this offering will receive their stock promptly upon purchase with cash.

The date of this Offering Circular is May 5, 2024.

We are not offering to sell, nor seeking an offer for purchase, our securities in any jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery of our securities. Neither the delivery of this Offering Circular nor any sale nor delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “OBSIDIAN PRIME”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of OBSIDIAN PRIME.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•The speculative nature of the business we intend to develop.

•Our reliance on suppliers and customers.

•Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•Our ability to effectively execute our business plan.

•Our ability to manage our expansion, growth, and operating expenses.

•Our ability to finance our businesses.

•Our ability to promote our businesses.

•Our ability to compete and succeed in highly competitive and evolving businesses.

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking opinions in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking opinions will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking opinions.

SUMMARY OF THE OFFERING

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A Non-Voting stock . You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the opinions in this Offering Circular are forward-looking opinions. See the section entitled “Cautionary Statement Regarding Forward-Looking Opinions.”

The Company

Obsidian Prime Inc., sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “OBSIDIAN PRIME,” was incorporated on January 18, 2024, in the State of California. Our fiscal year-end date is December 31. Our objective is to build a network marketing company that leverages our expertise in Affiliate Marketing Network Technology.

Obsidian Prime Inc. is a California-based Affiliate Marketing Network Technology company whose primary business is providing exclusive discount products and services to its subscribers. We intend to offer over 100 exclusive products and offers per month to our subscribers. Being a diversified affiliate network with multiple marketing strategies our income should allow us to earn positive returns. Moreover, we have beta tested our strategy and have found a solid base for future profits to the benefit of our partners and investors. Our offices are located at 3130 Balfour Rd, Suite D, Brentwood, CA. 94513.

We do plan to incorporate the information on an accessible website (to be set up soon) with a funding portal of our choice into this Offering Circular, and you should consider any information on, or that can be accessed through, the funding portal to be a part of this Offering Circular.

Public Market

Obsidian Prime Inc.’s common shares are not currently traded on any recognized stock exchange or trading platform. Management intends to register the shares of Class A Non-Voting Stock sold in this offering in the foreseeable future with the United States Securities and Exchange Commission.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

SUMMARY OF THE OFFERING

Issuer	OBISIDIAN PRIME IN

Securities Offered:	Up to 75,000,000 shares of the Company’s Class A Non-Voting Stock.

Offering Price:	a single cash per share

Offering Period:	For one year from the date of this prospectus, unless extended by the Company for an additional 90 days in its sole discretion.

Considerations to the Company:	Assuming the following percentages of Class A Non-Voting Stock sold in the offering, the Company will receive the following considerations:
	% of Class A Non-Voting stock Sold	Gross Considerations
	25%	$5,000,000
	50%	$10,000,000
	75%	$15,000,000
	100%	$75,000,000

There is no guarantee that the Company will make any offers of our Securities and receive any consideration from this offering.

Use of Considerations:	This offering is intended to raise funds for establishing a Crowdsourced affiliate marketing network for working capital purposes (see “Use of Proceeds” on page 13).

Class A Non-Voting stock	500,000,000 shares of Class A Non-Voting stock have been authorized.

Outstanding Prior to the Offering:

Currently there are no outstanding shares of stock.  Shares of Class A Non-Voting stock with non-voting rights have not been issued prior to this offering. Currently there are no holders of stock which have a vote.

Class A Non-Voting stock Outstanding After the Offering:

75,000,000 (75 million) of Class A Non-Voting stock assuming all of the shares of Class A offered in this prospectus are sold, which will represent approximately 15 % of the authorized non-voting stock of the Company.

Trading Symbol:	None

Risk Factors:	Investing in our Class A Non-Voting Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Class A Non-Voting Stock.

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

For the Year ended as of January 18, 2024
Statement of Operations

Cash Revenues	$0.00

General and Administrative Expenses	$0.00
Total Operating Expenses	$0.00
Other Income	$-0-
Net Income	$0.00

As of January 18, 2024
Balance Sheet Data
Cash and Cash Equivalents	$0.00
Total Assets	$0.00
Total Liabilities	$0.00
Stockholders’ Equity	$0.00

RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Opinions.”

Limited Operating History

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet. The likelihood of the Company's success must be considered, in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company's services, the ability to attract and retain a suitable client base, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the “CrowdCaster” brand name visibility, successfully introduce new services, attract, retain and motivate qualified personnel and upgrade and enhance the Company's technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of the Company's business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

Prospective investors must undertake their own due diligence.

Prospective investors are being provided with limited information regarding our company, our current and future business and operations, our management, and our financial condition. While we believe the information contained in this Offering Memorandum, including its exhibits, is accurate, such documents are not meant to contain an exhaustive discussion regarding the company. We cannot say with any certainty prospective investor that the abbreviated nature of this Offering Memorandum will not omit to state a material fact which a prospective investor may believe to be an important factor in determining if an investment in the Shares is appropriate for such investor. As a result, prospective investors are required to undertake their own due diligence of the company, our current and proposed business and operations, our management, and our financial condition to verify the accuracy and completeness of the information we are providing in this Offering Memorandum. This investment requires investors to conduct thorough due diligence and consider their own investment objectives, financial situation, and risk tolerance. Investors should seek advice from their financial advisor or other qualified professionals to assess whether this investment aligns with their investment goals and risk profile.

We are not dependent upon any proceeds of this offering to provide to develop our business. Because this is a best effort offering there are no assurances., We do not intend to raise any capital to develop our business.

We depend on the cash investments acquired from this offering to fuel the growth and advancement of our business within our network marketing framework. Should we sell less than all of the offered Shares, it will severely restrict the capital available to us for expanding our platform and harnessing the potential of our network marketing model, potentially hindering our ability to meet our growth objectives.

This offering operates on a best-efforts basis with no minimum requirement, and there are no assurances that we will sell all or any portion of the offered Shares. Even if we manage to sell all of the offered Shares, we cannot say with any certainty any significant revenues or sustained profitability in the future, nor can we guarantee immunity from potential revenue declines.

As a company in the development stage, we face challenges in expanding our platform and leveraging the potential of our crowdsourcing network due to the lack of a public market for our securities. We do not have any firm commitments for additional Utilizing the resources within our network marketing framework may present challenges in acquiring the necessary investment funds on favorable terms. Should we encounter difficulties in securing the required capital within our network, our capacity to expand our platform and meet our growth targets could be compromised. This situation could potentially jeopardize our continuity as a viable entity, putting investors at risk of losing their entire investment in our company.

Need for Additional Capital

The Company has limited revenue-producing operations and will require the information from this offering to execute its full business plan. The Company believes the information from this offer will be sufficient to develop its initial plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or that the information collected will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional information is needed as to how much additional information will be required or that additional information can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such endeavor would not result in a substantial dilution of shareholder's interest.

Competition

The Affiliate Network Marketing business is highly competitive, and the Company competes with many different types of companies that offer some form of products and services. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

Growth Strategy Implementation: Ability to Manage Growth

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities through its Crowdcaster app. The Company's expansion is expected to place a significant strain on the Company's management, operational, and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures, and controls and to expand, train, and manage its employee base. There can be no assurance that the Company's planned personnel, systems, procedures, and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retain, motivate, and manage required personnel, or that the Company's management will be able to successfully identify, manage, and exploit existing and potential market opportunities through Crowdcaster. If the Company is unable to manage growth effectively, its business, prospects, financial condition, and results of operations may be materially adversely affected.

Dependence upon Management and Key Personnel

The Company is and will be heavily dependent on the skill, acumen, and services of the management of the Company. The loss of the services of these key individuals, and certain others, for any substantial length of time, would materially and adversely affect the Company's results of operation and financial position. (See "Management").

Possible Inability to Find Suitable Employees

The Company's success depends significantly on its ability to attract and retain highly qualified personnel, including retaining the services of full-time employees, part-time employees, and managers to assist the Company in the conduct and management of the Company's business. Competition for such personnel is intense. There can be no assurance that the Company will be able to find these suitable employees or personnel, or if found, that these employees or personnel can be hired on terms favorable to the Company.

There is no public market for our shares.

There is no public market for the Shares, and there are no assurances a public market will ever be established. Accordingly, an investment in the Shares should be considered illiquid.

Arbitrary Offering Price

The offering price of the common shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings, or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering. Please review any financial or other information contained in this Offering Circular with qualified people to determine its suitability as an investment before purchasing any shares in this offering.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable in the long term, or even for any.

Limited Market for Securities

The Company's securities are not currently quoted on any recognized stock exchange or trading platform. Therefore, there is currently no market for the Company's Class A Non-Voting Common Stock is limited. There can be no assurance that a meaningful trading market will develop.

Dividend Policy

To date, the Company has not declared or paid any cash dividends on its stock and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

Control by Existing Management

Under the terms of the Company's Articles of Incorporation filed with the Secretary of State of California, each common shareholder is entitled to no votes on any matters presented to stockholders of the Company. As of the date of this offering memorandum, none of the officers or directors of the Company hold any outstanding common shares.

Given the maximum number of common shares offered hereunder may be sold, of which there is no assurance, the present officers and directors of the Company are not expected to own any significant portion of the issued and outstanding common shares. As a result, purchasers of the common shares will not have a limited voice in the Company's management, and the voting control of the Company will not be retained by the current management. (See "Principal Shareholders" and "Description of Securities").

No Commitment to Purchase; Best Efforts Offering

The offering of these securities is being done on a "best efforts" basis. However, there is no assurance that all, or any, of the shares offered hereby will be sold. No individual firm or corporation has agreed to purchase any of the shares offered herein. The shares are being offered on a best-efforts basis.

The Company is Entirely Dependent on its Internet Content for Digital Broadcast for use by Televisions, Computers and Mobile Devices, and the Company's Future Revenue Depends on Its Commercial Success

The Company's future development and growth depends on the commercial success of the Company's Affiliate Marketing Network. The Company's Affiliate Marketing Network, or other services under development, may not achieve widespread market acceptance. The Company has recently begun to commercially introduce its service for the delivery of digital video (with audio), and the Company's future growth will depend, in part, on customer acceptance of this service. Failure of the Company's current and planned services to operate as expected could delay or prevent their adoption. If the Company's targeted customers do not purchase and successfully deploy the Company's planned services, the Company's revenue will not grow significantly the Company's business, results of operations and financial condition will be seriously harmed. In addition, to the extent that the Company promotes any portion of its streaming technology as an industry standard by making it readily available to users for little or no charge, the Company may not receive revenue that might otherwise have been received by the Company.

The Internet Content Delivery Market for Affiliate Marketing Network, Computer and Mobile Devices is Relatively New, and the Company's Business will Suffer if it Does Not Continue to Develop as the Company Expects

The market for Internet content delivery services to televisions, computers and mobile devices is relatively new. The Company cannot be certain that a viable market for the Company's Broadcast technology service will emerge or be sustainable. If this market does not develop or develops more slowly than the Company expects, the Company's business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF THE COMPANY'S INTERNET BROADCAST NETWORK INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRUPTIONS WHICH COULD REDUCE THE COMPANY'S REVENUE AND HARM THE COMPANY'S BUSINESS, FINANCIAL RESULTS, AND REPUTATION.

The Company's business is dependent on providing its customers with fast, efficient and reliable Internet Broadcasted content. To meet these customer requirements, the Company must protect its network infrastructure against damage from:

•Human Error.

•Physical and Electronic Security Breaches.

•Fire, Earthquake, Flood, and other Natural Disasters.

•Power Loss.

•Sabotage and Vandalism; and

•Similar Events.

Information gathered by this offering are applied to General Corporate Purposes - Management Discretion

Although a majority portion of the net proceeds of this Offering Circular is for specific uses, the balance will be available for working capital and general corporate purposes. Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management. Investors will be relying on the Company's management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering Circular will result in the Company achieving its financial and strategic objectives.

Our management has full discretion as to the use of considerations from this offering.

We presently anticipate that there will be proceeds from this offering used for the purposes set forth under “Use of Considerations” appearing elsewhere in this Offering Memorandum. We reserve the right, however, to use the funds from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, purchasers of the Shares offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

Risks Relating to Our Business

Our lack of business diversification could lead to a loss of all or part of your investment if we are unable to generate revenues from our primary services.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITIVE AND THE COMPAN Y MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The Company competes in markets that are new, intensely competitive, highly fragmented, and rapidly changing. Many of the Company's current competitors, as well as a few of the Company's potential competitors, have longer operating histories, greater name recognition, and substantially greater financial, technical and marketing resources than the Company does. Some of the Company's current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company's competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company's potential customers. The Company's competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

As competition in the Internet content delivery market continues to intensify, new solutions will come to market. The Company is aware that other companies will in the future focus significant resources on developing and marketing digital broadcast products and services that will compete with the Company's products and services.

Increased competition could result in:

•Price and Revenue Reductions and Lower Profit Margins.

•Increased Cost of Service from Telecommunications Providers.

•Loss of Customers; and

•Loss of Market Share

Anyone of these could materially and adversely affect the Company's business, financial condition, and results of operations.

The Company's Business will suffer if the Business is Not Able to Scale Its Network as Demand Increases

The Company has had only limited deployment of its Affiliate Marketing Network services to date, and the Company cannot be certain that its network can connect and manage a substantially larger number of customers. The Company's network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers' usage of bandwidth increases, the Company will need to make additional investments in its infrastructure to maintain adequate downstream data transmission speeds. The Company cannot assure you that it will be able to make these investments successfully or at an acceptable cost. Upgrading the Company's infrastructure may cause delays or failures in the Affiliate Marketing network. As a result, in the future, the Company's network may be unable to achieve or maintain capacity. The Company's failure to achieve or maintain high-capacity data transmission could significantly reduce demand for the Company's service, reducing the Company's revenue and causing the Company's business and financial results to suffer.

The Company's Business may suffer if the Company Does Not Respond to Technological Changes

The market for Internet content delivery services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. The Company may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than that of the Company, or that gain greater market acceptance, or if new industry standards emerge, our Internet-based broadcast technology may become obsolete, which would materially and adversely affect the Company's business, results of operations and financial condition.

In developing the Company's Internet-based broadcast service, the Company has made and will continue to make assumptions about the standards that the Company's customers and competitors may adopt. If the standards adopted are different from those which the Company may now or in the future promote or support, market acceptance of the Company's service may be significantly reduced or delayed, and the Company's business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render the Company's existing services obsolete.

We may require additional capital that may not be available in the future.

If we cannot achieve sufficient cash flows from operation, we will require additional financing. We do not know if additional financing will be available to us on terms that we find acceptable. If financing is not available, we may have to sell, suspend, or terminate our operations.

If the Company Fails to Promote and Maintain Its Brand in the Market, the Company's Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially adversely Affected

The Company's success depends on the Company's ability to create and maintain brand awareness for its Affiliate Marketing Network This may require a significant amount of capital to allow the Company to market the Company's Affiliate Marketing Network and services and to establish brand recognition and customer loyalty. Many of the Company's competitors in this market are larger than the Company and have substantially greater financial resources than those of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company's brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates and may result in an increased number of direct competitors. To promote the Company's brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

We cannot assure you that we will meet the forecasts.

This Memorandum contains a number of forward-looking opinions which are based upon management’s good faith belief and upon assumptions which management expects are accurate. Often some or all of the assumptions behind forecasts prove to be incorrect. We cannot assure you that we will meet our forecasts.

Our business strategy depends in large part on our ability to sell other companies’ products and services.

As a prominent affiliate marketing network, we specialize in driving traffic and generating sales for brands through strategic marketing initiatives. We have a proven track record of success in maximizing brand exposure and driving conversions for our affiliate partners.

We are interested in exploring potential collaborations with affiliate marketers who have a strong track record of success in promoting brands across various channels. By leveraging our collective expertise and resources, we believe we can create mutually beneficial partnerships that drive significant value for both parties involved.

We are interested in exploring potential collaborations with affiliate marketers who have a strong track record of success in promoting brands across various channels.

Our company is at an exciting juncture with Jeffrey Morton assuming the role of Chief Executive Officer. With his leadership, we are poised to explore new avenues for growth and to capitalize on an emerging market.

It's important to note that while our company is new to the capital markets, our officers, advisors, and existing stockholders have established relationships with various private companies. As part of our business strategy, we may consider investing in companies affiliated with our officers, advisors, or stockholders.

We may never generate sufficient income to become profitable

As an Affiliate marketing company, our mission is to provide exclusive offers on products and services to our valued audience of subscribers. We strive to offer unparalleled deals and benefits, ensuring our subscribers have access to the best Crowdcaster ortunities available. Our focus is on delivering exceptional value and ensuring customer satisfaction through our curated selection of exclusive offers. Join us to unlock a world of exclusive benefits and elevate the experience with our carefully selected deals and promotions.

Our business model may require us to have higher operational costs than other affiliate marketing networks.

As an Affiliate Marketing Network, our mission is to connect businesses with passionate influencers and content creators to drive growth and maximize their online presence. We specialize in facilitating mutually beneficial partnerships that empower both brands and affiliates to thrive in the digital landscape.

Our focus is on fostering meaningful collaborations that yield measurable results for all parties involved. We believe in the power of authentic relationships and strategic alliances to unlock new opportunities and elevate brand visibility.

Through our innovative platform and personalized approach, we aim to revolutionize the affiliate marketing landscape by providing a seamless and efficient platform for businesses to reach their target audience through trusted and influential channels.

We are committed to providing unparalleled support and resources to our network of affiliates, empowering them to monetize their online presence effectively while maintaining authenticity and integrity.

At the heart of our mission is a dedication to driving success and growth for our partners, fueled by creativity, collaboration, and a relentless pursuit of excellence in affiliate marketing. Join us in shaping the future of digital commerce and unlocking the full potential of affiliate partnerships.

Our integrity and accountability standards may negatively affect our bottom-line results

A core tenet of our business model is to advance diversity and inclusion. We will seek to balance purpose and profit, considering the impact of our decisions on our employees, customers, suppliers, community, and the environment, and becoming part of a community of leaders that uses business as a force for good. However, there can be no assurances that we will be successful in implementing this strategy or in reaching this status. We believe that more and more companies are signing on to similar underlying operating principles. However, there is no evidence at this time that investors will derive any direct benefits from our status.” In our pursuit of protecting the environment and our communities, contributing to a world with less inequality and poverty, better health, greater human connections and more jobs with purpose and dignity, we may make decisions that may be incrementally more expensive to implement, and that may make it difficult for investors to compare us with our competitors that are pursuing bottom-line-only business strategies.

We are not an investment company, and we will not divert our attention to a costly host of complex regulations that would divert attention from the conduct of our business, which could materially and adversely affect us.

If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we will need to significantly delay, scale back or discontinue the anticipated levels of our operations.

Even if this Offering is successful, the need to enroll more equity investors will not be If planned operating levels are changed, more time would be needed to implement that plan, but no additional cash may be required to execute our business plan. If we are unable to obtain the necessary number of investors in sufficient amounts or on terms acceptable to us, we may be forced to curtail our plans and significantly delay, scale back or discontinue our operations. If we enroll enough equity investor through the issuance of additional equity it could result in dilution to our existing investors or fixed payment obligations that could reduce our ability to continue operations. Furthermore, these securities may have rights senior to your Shares and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt. Any of these events could significantly harm our business, financial condition and prospects. There is no minimum offering amount for this Offering, and therefore no guarantee that we will be able to make meaningful strides of growth from the number of equity investors in our program.

Our business may be adversely affected by competitive market conditions, and we may not be able to adapt our business strategy to a changing economy during a global pandemic.

We face competition with other affiliate marketing networks. Companies may give more time and attention to other potential retailers which are better or better known or have a longer operational history than us. There are no assurances that any of the possible transactions under review by us will be concluded successfully. Even if we are successful in making the competition may compel us to pay prices that are higher than what would otherwise be the case. Success of our business strategy will also depend on our ability to anticipate and keep up with technological developments in the digital world and the changing economy. If we are unable to implement our strategy successfully or properly react to changes in market conditions, our financial condition, results of operations and cash flows could be adversely affected.

The novel coronavirus (COVID-19) pandemic and the concurrent economic slowdown may have an unexpected effect on our business, financial condition, and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work Crowdcaster ages, slowdowns, and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be affected by a downturn in the U.S. economy, which could have an adverse impact on our ability to make acquisitions and may have a significant impact on our business operations and financial results.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving, and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

Risks Relating to Our Management

Our executive officers may significantly influence matters to be voted on and their interests may differ from, or be averse to, the interests of our Investors.

The Company’s executive officers controlled less than 14.9% of our outstanding Class A Non-Voting Common Stock prior to this Offering. Accordingly, the Company’s executive officers possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of ,Investors. The interest of our majority stockholder may differ from the interests of our ,Investors and could therefore result in decisions that are averse to ,Investors.

Our Approach to Generating Revenue

We're excited to share with you the core of how we plan to generate revenue. Our focus is on a strategy called Affiliate Marketing, which we believe holds great potential for our company. This method involves teaming up with other businesses to introduce their products or services to our network of investors and customers. When someone in our network makes a purchase using our recommendation, we have the chance to earn a commission – a portion of the sale – which contributes to the money we bring in.

Companies in the Obsidian Prime Pre IPO gram will not participate at all in the affiliate marketing program.

It's important to be upfront with you about where we stand right now. As of this moment, we haven't started earning revenue through this strategy. We're in the early stages of putting this plan into action, building relationships, and setting the groundwork for success.

Now, let's talk real numbers. While we're enthusiastic about Affiliate Marketing, we can't predict exactly how much income it will bring in. There's a certain level of uncertainty because we're venturing into new territory. We want to be honest with you about the possibilities, even the unpredictable ones.

We respect your choices as investors. You have the option to decide if you'd like to hear from us or not. But we want to share a potential risk with you. If a significant number of investors choose not to receive updates from us, it could impact on our ability to earn money through Affiliate Marketing. We want you to know that these choices matter and could influence our revenue.

In a nutshell, Affiliate Marketing is a significant part of our plan to grow. While we're excited about the journey ahead, we're also aware of the challenges. We're fully committed to being transparent with you, our valued investors, as we navigate this path.

If we lose the services of our key personnel or are unable to attract qualified staff, our business could be adversely affected.

Our future success is substantially dependent upon the performance, contributions, and expertise of our senior management team. In addition, we are depending on our ability to attract and retain qualified management and operating staff. The departure of any of the members of senior management or any other key executive and the decline in our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition, and results of operations.

Our success is, to a certain extent, could be attributable to the management, sales and marketing, and operational expertise of key personnel, that we currently have and may hire and will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, that could result in our financial condition, and the results of operations to be adversely impacted.

We face increasing competition from other established companies, small enterprises, and other organizations that have far greater resources and brand awareness than we have.

As an Affiliate Marketing Network, our mission is to connect businesses with passionate influencers and content creators to drive growth and maximize their online presence. We specialize in facilitating mutually beneficial partnerships that empower both brands and affiliates to thrive in the digital landscape.

Our focus is on fostering meaningful collaborations that yield measurable results for all parties involved. We believe in the power of authentic relationships and strategic alliances to unlock new Crowdcaster ortunities and elevate brand visibility.

Through our innovative platform and personalized approach, we aim to revolutionize the affiliate marketing landscape by providing a seamless and efficient platform for businesses to reach their target audience through trusted and influential channels.

We are committed to providing unparalleled support and resources to our network of affiliates, empowering them to monetize their online presence effectively while maintaining authenticity and integrity.

At the heart of our mission is a dedication to driving success and growth for our partners, fueled by creativity, collaboration, and a relentless pursuit of excellence in affiliate marketing. Join us in shaping the future of digital commerce and unlocking the full potential of affiliate partnerships.

Our financials have been independently audited.

Our financials did undergo an independent audit to ensure accuracy and transparency. We are committed to upholding the highest standards of financial reporting to provide stakeholders with reliable and trustworthy information about our company's performance. Through rigorous auditing processes, we strive to identify and address any potential errors or omissions in our financial statements, adhering to industry best practices and regulatory requirements. Our goal is to maintain the integrity of our financial reporting and instill confidence in our stakeholders regarding the financial health and stability of our company.

Our management has limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

As a new startup, our management team brings valuable experience in operating small companies, although we acknowledge that managing expansion as a public company presents unique challenges that we are prepared to navigate. While our current management may not have overseen a company with large-scale growth, we are committed to learning and adapting to meet the demands of our evolving market.

Given our limited operating history, we recognize the inherent risks and uncertainties that come with being an early-stage company in a rapidly changing market. These risks include ensuring we have sufficient capital to execute our growth strategy, developing our product and service offerings to meet customer demands profitably, and ensuring the success of our growth strategy amid market fluctuations.

We are dedicated to addressing these risks proactively and are focused on laying a solid foundation for sustainable growth. By mitigating these risks and leveraging our strengths, we are confident in our ability to achieve our business objectives and deliver value to our stakeholders

We may be unable to manage growth, which may impact on our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•Establish definitive business strategies, goals and objectives.

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential Class A Non Votingction and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We are currently considering various growth strategies, including the possibility of becoming a public company in the future. While we acknowledge the potential benefits of going public, such as increased access to capital and market visibility, we are also mindful of the significant expenses and reporting obligations associated with this process.

As part of our commitment to responsible financial management, we understand the importance of maintaining robust financial and management processes and controls. These measures are essential not only for accurate financial reporting but also for effective expense management and overall business operations.

While we may explore the option of going public in the future, our immediate focus is on building a strong foundation for growth and ensuring that we have the necessary infrastructure in place to support our business objectives effectively."

We estimate that it will cost $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company that we hope to become soon after this offering. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We may not pay dividends in the future; any return on our investment may be limited to the value of our Class A Non-Voting Stock

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Class A Non-Voting stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Class A Non-Voting Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Class A Non-Voting Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreement with our directors, officers, and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers, and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers, and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers, and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

A reverse stock split may decrease the liquidity of the shares of our Class A Non-Voting Common Stock.

The liquidity of the shares of our Class A Non-Voting Common Stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our Class A Non-Voting Stock does not increase as a result of the reverse stock split.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Class A Non-Voting common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive consideration in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class A Non-Voting Stock less attractive because we may rely on these exemptions. If some investors find our Class A Non-Voting Stock less attractive as a result, there may be a less active trading market for our Class A Non-Voting stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Non-Voting stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding year period.

Notwithstanding the above, we are also currently a “smaller reporting company”. Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

OBSIDIAN PRIME INC A AFFILIATE NETWORK MARKETING PROGRAM:

Obsidian Prime Inc. has over contracted with over 100 online retailers. Each year over 400,000 new brands are launch and almost all of them will use the internet to market their products and services.  Affiliate marketing is the best for of marketing for new brands because it cost nothing out of pocket and they retailer only pays when there is a sale.

What does it mean for a company to be in the Obsidian Prime

Obsidian Prime Inc seeks to be a leader in the affiliate marketing industry, dedicated to connecting companies with our vast network of affiliates and influencers. Our platform serves as a bridge between businesses looking to promote their products and services and our network of affiliate marketers seeking valuable partnerships.

Through our innovative approach to affiliate marketing, we empower companies to expand their reach and increase their sales by leveraging the power of affiliate partnerships. Our platform provides comprehensive support and guidance to both companies and affiliates, ensuring seamless collaboration and maximizing mutual success.

By partnering with Obsidian Prime Inc, companies can tap into our extensive network of affiliates to effectively market their products and services, while affiliates gain access to a wide range of high-quality offerings to promote to their audience. Together, we drive growth and success in the dynamic world of affiliate marketing."

What is our selection process?

Our selection process for our affiliate marketing program revolves around identifying companies whose products or services align closely with our affiliate network's interests and audience. We prioritize companies that offer high-quality products or services that are well-suited for promotion by our affiliates.

Key criteria for selection include the relevance and appeal of the products or services to our affiliate marketers' audiences, the company's track record of providing value to customers, and their commitment to maintaining high standards of customer satisfaction.

Additionally, we assess the company's willingness to collaborate closely with our affiliates and provide them with the necessary resources and support to effectively promote their products or services. This includes factors such as the availability of marketing materials, affiliate-friendly policies, and responsiveness to affiliate inquiries and feedback.

Ultimately, our aim is to partner with companies that offer products or services that resonate with our affiliate marketers and have the potential to generate mutual benefits for both the company and our affiliate network through successful promotional campaigns."

Conflicts of Interest:

In accordance with SEC guidelines, we maintain complete transparency regarding any potential conflicts of interest within our Affiliate Marketing program. It's important to highlight that within our program, we do not engage in investments or hold financial stakes in any companies or products.

Moreover, we ensure impartiality and integrity by avoiding any affiliations or financial interests with competing brands or entities. Our commitment to ethical standards ensures that our Affiliate Marketing program remains a trusted platform for both businesses and affiliates, free from any conflicts of interest or bias towards specific brands or products."

POTENTIAL RISK AND REWARD

Risks:

The potential risk of earning equity from a Pre-IPO company is that the company may never go public. In such a case, you would have invested your time and effort without receiving any financial any financial gain. Additionally, you could lose out on other job Crowdcaster ortunities while working for that pre-ipo company. Additionally, there is no guarantee that the value of the stock will increase, and it could even decrease in value.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our Class A Non-Voting Stock .

Our Certificate of Incorporation authorizes us to issue up to 500,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are no shares of Preferred stock issued and outstanding. We have not yet determined if we will ever issue a preferred stock of if we will ever designate Preferred Stock at stockholders' meetings, for all purposes, including election of directors.

Our board of directors could in the future authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our Class A Non-Voting Common Stock , and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the Class A Non-Voting Stock . To the extent that we do issue such additional shares of preferred stock, your rights as holders of Class A Non-Voting Common Stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of Class A Non-Voting Common Stock.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become a reporting company we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford to increase our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

As a Regulation A, Tier 2 issuer, we will be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

Dilution.

Dilution typically occurs when a company issues additional shares, leading to a decrease in the ownership percentage of existing shareholders. However, in a cash -based shares model where shares are not purchased with cash but instead earned through completing cash s, the issuance of additional shares does not necessarily result in dilution of existing shareholders' ownership percentage.

Since your shares are allocated based on completed cash s rather than monetary investment, the traditional calculation of dilution based on net tangible book value per share may not be applicable. Each shareholder's ownership stake is determined by the number of cash s completed rather than the number of shares purchased, and the issuance of additional shares does not directly impact this ownership percentage.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each investor must acquire their shares for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied before any sale, transfer, or other disposition of the shares. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from our company, and limitations on the percentage of shares sold and the way they are sold. Our company can prohibit any sale, transfer, or disposition unless it receives an opinion of counsel provided at the holder's expense, in a form satisfactory to our company, stating that the proposed sale, transfer, or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the shares and no market is expected to develop. Consequently, owners of the shares may have to hold their investment indefinitely and may not be able to liquidate their investments in our company or pledge them as collateral for a loan in the event of an emergency."

Distribution of Shares

Our company's shares are not currently listed for trading on any exchange, and there is no guarantee that we will be registered on any exchange in the future.

While we aspire to meet these criteria in the future, we cannot assure our inclusion on any trading market until deemed necessary by management. As a result, our shares fall under Securities and Exchange Commission rules that impose additional sales practice requirements.

No Current Market For Shares

There is no current market for the Shares offered in this offering and no market is expected to develop in the near future.

Compliance with Securities Laws

The shares offered by Obsidian Prime Inc. are being made available in accordance with specific exemptions from registration requirements under the Securities Act, as well as relevant securities laws in Nevada and other applicable states. These exemptions are crucial to ensure legal compliance and protect the interests of our investors. In the event that the offering fails to meet the criteria for these exemptions, purchasers may have the right to seek rescission of their share purchases. Such a scenario could potentially lead to financial challenges for Obsidian Prime Inc., impacting our operations and all stakeholders involved. Therefore, we are committed to adhering strictly to securities laws to safeguard the integrity of our offerings and maintain investor confidence."

Offering Price

The pricing of shares offered by Obsidian Prime Inc. has been determined based on various factors, including the company's current stage of business development and the overall industry landscape. Our offering price is set considering these factors, and it may not directly correlate with the company's assets, net worth, or other specific criteria of value. Instead, it reflects our assessment of market conditions and the value proposition of our affiliate marketing network within the industry.

Lack of Firm Underwriter

Obsidian Prime Inc. is offering its shares on a "best efforts" basis, led by our management team without compensation, and through select FINRA registered broker-dealers. These broker-dealers engage in Participating Broker-Dealer Agreements with our company to facilitate the offering. It's important to note that this arrangement does not guarantee the sale of the maximum shares offered or any specific amount. The success of the offering depends on various factors, including market conditions and investor interest, and there is no assurance that all offered shares will be sold.

Projections: Forward-Looking Information

The management at Obsidian Prime Inc. has developed projections regarding our anticipated financial performance. These projections are hypothetical and are based on the presumed implementation of a sophisticated and well-funded marketing plan, along with other factors influencing our business. They represent Management's best estimate of our probable results of operations, given present circumstances, and have been reviewed by an independent auditor or accountant.

These projections are grounded in several assumptions that Management believes to be reasonable. However, it's important to acknowledge that some assumptions may not materialize due to unforeseen events and circumstances beyond our control. Therefore, actual results may vary from the projections, and these variances could be significant.

It's worth noting that assumptions regarding future changes in sales and revenues are inherently speculative. Additionally, projections cannot account for factors such as general economic conditions, regulatory changes, increased competition, terms of future capitalization, and other risks inherent to our business.

While Management believes that the projections accurately represent potential future results of our operations, we cannot be certain of these outcomes due to the inherent uncertainties and risks associated with our industry and broader market conditions.

DILUTION

If you choose to participate in this Offering and purchase shares, it's important to understand that your ownership stake in our Class A Non-Voting Common Stock will be diluted immediately. This dilution is determined by the variance between the price per share charged to the public in this Offering and the net tangible book value per share of our Class A Non-Voting Common Stock following the completion of this Offering.

Future Dilution

It's important to recognize that dilution may occur in the future as a result of various actions taken by Obsidian Prime Inc. This could include an increase in the number of outstanding shares resulting from activities such as a public offering, a crowdfunding round, a venture capital round, or an angel investment. Additionally, dilution may arise from employees exercising stock options or the conversion of certain instruments, such as convertible bonds, preferred shares, or warrants, into stock.

Investors should be aware that dilution can occur through the issuance of additional shares of Class A Non-Voting Common Stock in future financing rounds. Dilution can impact the value of shares, ownership percentage, voting control, and earnings per share. Investors should carefully consider the company's future financing plans and the potential impact of such issuances on their investment.

We believe these revisions accurately reflect the nature of the securities being offered and provide clear and relevant information to potential investors. If further clarification or additional amendments are required, please let us know.

In the event of issuing more shares, investors may experience value dilution, where each share is worth less than before, as well as control dilution, where the total percentage of ownership is reduced. Furthermore, there may be earnings dilution, leading to a decrease in earnings per share, particularly if the company opts to offer dividends. However, it's worth noting that most early-stage companies, including Obsidian Prime Inc., are unlikely to offer dividends initially, as they typically reinvest earnings back into the company to fuel growth and expansion.

Statements Regarding Forward-looking Opinions

______

This Disclosure Statement does not and will not contain “forward-looking opinions.” You can identify forward-looking opinions by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking opinions by discussions of strategy, plans or intentions. These opinions may be impacted by a number of risks and uncertainties.

The forward-looking opinions are based on our beliefs, assumptions and expectations of our future performance considering all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking opinions. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance, or transactions, see the section entitled “Risk Factors.”

PLAN OF DISTRIBUTION

This Offering Memorandum will be part of a continuous offering process. Periodically, as we have material developments, we will provide an Offering Memorandum supplement that may add, update, or change information contained in this Offering Memorandum. Any statement that we make in this Offering Memorandum will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Memorandum supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Memorandum. You should read this Offering Memorandum and the related exhibits filed with the SEC and any Offering Memorandum supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering:

Prior to the Offering, there has been no public market for the Offered Shares. The initial public offering price was determined by the management. The principal factors considered in determining the initial public offering price include:

• the information set forth in this Offering Memorandum and otherwise available.

• the history of our management and consultants and the history of and prospects for the industry in which we compete.

• our projected financial performance.

• our prospects for future earnings and the present state of our development.

• the general condition of the securities markets at the time of this Offering.

• the recent market prices of, and demand for, publicly traded Class A Non-Voting Common Stock of generally comparable companies; and

• other factors deemed relevant by us.

Contact Information and Equity Exchange through the Crowdcast App

Our innovative approach allows each investor to earn equity in our company by completing a simple cash. This cash entails  selecting the “Yes to Invest” button within the CROWDCASTER app. By providing their contact information, investors receive one share of equity in return, signifying their participation and investment in our company.

Limitation on Share Allocation:

In adherence to SEC guidelines, we limit the issuance of equity to one share per individual, promoting equitable distribution and ensuring no single investor receives multiple shares.

Terms of the Offering

Securities Authorized: Obsidian Prime Inc. is authorized to issue up to 500,000,000 shares of Class A Non-Voting Stock with a par value of $0.001 per share.

Securities Offered: Obsidian Prime Inc. is offering up to 75,000,000 shares of Class A Non-Voting Stock at a par value of $0.001 per share. These shares are offered on a best-effort basis, Cash or funds are accepted in this offering.

Class A Non-Voting Stock Outstanding: As of [date], Obsidian Prime Inc. has 75 million shares of Class A Non-Voting common Stock available for sale, with a par value of $0.001 per share or one cash per share.

Preferred Stock Outstanding: To date, Obsidian Prime Inc. has not issued any preferred stock.

Risks: The purchase of Class A Non-Voting Stock in this offering involves a high degree of risk. The securities offered are for investment purposes only, and currently, no market for the common shares exists. (See "Risk Factors").

Use of Proceeds: The net proceeds of this offering will be primarily used for service development, website designing and hosting, corporate consulting, organizational fees, legal and accounting fees, offering expenses, computer equipment and software, marketing and advertising, and general working capital. (See "Use of Proceeds").

Details: Pursuant to this Offering Circular, Obsidian Prime Inc. is offering up to 75,000,000 shares of Class A Non-Voting Stock (par value $0.001) at a price of one cash or dollar in monetary value per share on a best-effort basis. The entire purchase price is payable in the form of completing a cash or providing equivalent monetary value at the time of subscription by each purchaser. All subscriptions will be in whole shares unless Obsidian Prime Inc., in its sole discretion, allows for the sale of fewer shares.

The offering will terminate on the earlier of (i) the sale of all 75,000,000 shares, (ii) twelve (12) months from the date of this Offering Circular, or (iii) Obsidian Prime Inc. decides to terminate the offering in its sole discretion at any time without notice. Broker and finder's fees (if any), in addition to expenses of the offering, may be deducted from the proceeds as the offering progresses.

The offering of securities by Obsidian Prime Inc. is conducted in all states.

Stock Certificate Issuance:

Following the questionnaire completion, investors are immediately issued a PDF stock certificate. This certificate, personalized with the investor's name, confirms their one-share equity ownership. The digital format ensures quick and efficient delivery.

Communication with Shareholders:

We engage in direct communication with our shareholders, using the provided contact information to send updates and pertinent information. This continuous engagement is crucial for an informed and inclusive investor journey.

Distribution Plan:

Our distribution strategy conforms to Rule 251(a)(3), facilitating a transparent and compliant continuous offering. This cash -based system reflects our commitment to regulatory adherence and operational transparency.

Investment Limitations:

This offering does not involve cash transactions. Therefore, the usual limitations on investing a certain percentage of your income or net worth are not applicable. However, different standards apply to accredited investors and non-natural persons, as outlined in Rule 251(d)(2)(i)(C) of Regulation A.

Clarification on the Use of the CROWDCASTER App:

It is important to clarify that the CROWDCASTER app is exclusively designed for our unique cash -based equity offering system. The app is not and will not be used to facilitate the issuance of securities by third parties to investors. It serves solely as a platform for individuals to participate in our company’s equity through a specified cash, as outlined above. The app is not a marketplace or a platform for any third-party securities offerings, ensuring compliance with SEC regulations and maintaining the integrity of our business model.

Because this is a Tier 2, ,Offering under Regulation A Offering, ,to individual participants must comply with the 10% limitation on investment pursuant to regulation. All ,earners are not exempt from any investment limitations even if they are not investing any cash but instead using their time and resources as a form of participation. The only investor in most Offerings of this type that are exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income more than $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years and have a reasonable expectation of reaching the same income level in the current year.

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth).

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer.

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets more than $5,000,000.

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor.

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets more than $5,000,000.

Offering Period and Expiration Date

This Offering will be two days after the Qualification Date and will terminate on a specified date.

Procedures for investing

When you decide to invest for, Offered in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a, offering memorandum; and

2.Send OBSIDIAN PRIME a electronic acknowledgement that you agree to the terms of our offer.

Any potential investor will have ample time to review our, subscription agreement, along with their counsel, prior to making any final involvement decision. We shall only deliver such, subscription agreement upon request after a potential investor has had ample Crowdcaster opportunity to review this Offering Circular.

Right to Reject Offers or Acceptance. Upon receipt of your fully executed subscription agreement, we reserve the right to review and either accept or decline your subscription, in part or in full, for any reason or no reason at all. In the event of rejection, we will promptly notify you, and no further action will be taken. As your investment is based solely on Cash based, no funds are required or exchanged.

Acceptance of our Offer. Upon acceptance of a, agreement our offering memorandum, we will execute the agreement and issue the agreed-upon number of shares based on the, contribution. Once you submit the, agreement and it is accepted, you may not revoke or change your contribution or request any funds. All accepted, agreements are irrevocable.

Upon our acceptance of a, subscription agreement, we will countersign the subscription agreement electronically and issue the shares invested at closing. Once you submit the, subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted, subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

The Cash accepted for our Offering can come from anyone who wants to participate. Investors will be required to present to the O. B’s satisfaction that he/she is an accredited investor. In compliance with Reg A+ non accredited investors will only be allowed to invest 10% of net worth or annual income on investment in this Offering.

No Escrow

The proceeds from this offering and therefore there will be placed into any escrow account. We will offer our Class A Non-Voting Stock on a best-efforts basis primarily through our platform. As there is no minimum offering, there upon the approval of any subscription to this Offering Circular, the Company shall be depositing all proceeds into our bank account and will be disposing any proceeds in accordance with the Use of Proceeds.

Stock Transfer Guidelines:

Stock Transfer Agent: Our designated transfer agent will handle all stock transfers on behalf of investors. Please refer to the transfer agent's contact information provided in the offering memorandum for any inquiries related to stock transfers.

Initiation of Stock Transfer: To initiate a stock transfer, investors must contact the transfer agent directly and follow their instructions. The transfer agent will provide the necessary forms and guidance to facilitate the transfer process.

Required Documentation: Investors will be required to submit specific documentation as requested by the transfer agent. This may include a completed stock transfer form, proof of ownership, and any additional documents as specified by the transfer agent.

Transfer Fees: Please note that there may be fees associated with the stock transfer process. These fees, if applicable, will be communicated by the transfer agent and are the responsibility of the transferring party.

Timelines: Stock transfers typically require a certain processing time. Investors should be aware that the transfer process may take several business days to complete. The transfer agent will provide an estimated timeline for the transfer and keep investors informed throughout the process.

Eligible Recipients: Investors may transfer their stock to their personal stock brokerage company, or any other eligible recipient as permitted by applicable regulations. It is important to comply with any restrictions or guidelines set forth by the transfer agent and regulatory authorities.

Contact Information: For any questions or assistance related to stock transfers, investors should reach out to the transfer agent directly using the contact information provided in the offering memorandum.

Please note that these guidelines are provided for informational purposes only and should not be considered legal or financial advice. Investors are advised to consult with their own legal and financial professionals for guidance specific to their individual circumstances.

USE OF CONSIDERATIONS

Use of Networkers Participation:

Our allocation of resources will depend on the specific needs and goals of the company, but it should ultimately contribute to the overall success and growth of the business. We plan to use our networks leverage to pay for the things we need to do to develop our business.

HOW WE INTEND TO MAKE MONEY:

As an investor, you may be curious about how Obsidian Prime generates revenue and sustains its operations. One of the key strategies the company employs is affiliate marketing. Let me explain how it works and how it contributes to the company’s financial success.

Obsidian Prime forms partnerships with other businesses and promotes their products or services to its network of investors, which includes you as an investor. When these investors make a purchase from one of the partner businesses based on Obsidian Prime’s referral, the company earns a referral fee or commission.

By leveraging its extensive network and investor base, Obsidian Prime is able to showcase a variety of products and services to its investors. These promotional offers and exclusive deals are made available through affiliate marketing. When you, as an investor, make a purchase using the unique links or codes provided by Obsidian Prime, the partner business can track that sale back to Obsidian Prime’s referral. As a result, the company receives a portion of the revenue from the sale as a referral fee. Investors will be given the option to opt out of being offered products and merchandise from third parties. They can opt out of at any time and for any reason. Investors have the option to opt out of receiving communications or offers from third parties.

This revenue generated from affiliate marketing serves as a significant source of income for Obsidian Prime. It enables the company to cover various operational expenses, such as employee salaries, office rent, marketing activities, and other costs associated with running the business.

By leveraging its partnerships and network, Obsidian Prime curates and promotes products and services that it believes its investors will find valuable. These offerings may include a diverse range of items, such as software subscriptions, online courses, exclusive deals on physical products, access to premium services, and more. The company carefully selects these offerings to ensure they align with the interests and needs of its investor base.

The discounted prices and free trials provide added incentives for investors to explore and try out these products and services. By offering these benefits, Obsidian Prime aims to enhance the investor experience and provide access to valuable resources at a more affordable or risk-free basis.

From an investor’s perspective, this approach creates multiple advantages.

Firstly, it increases the engagement and satisfaction of investors, as they can discover and benefit from a wide array of products and services that cater to their interests and needs. This, in turn, contributes to investor retention and loyalty.

Secondly, by driving sales and transactions through its affiliate marketing model, Obsidian Prime Inc earns referral fees or commissions. These revenues not only cover operational expenses but also provide a source of funding for the company’s lending initiatives and overall growth.

Thirdly, it’s important to note that every purchase made by investors through Obsidian Prime Inc platform contributes to the success and profitability of the company itself. As an investor, this is a significant aspect to consider.

When investors make purchases through our platform, it not only provides them with access to valuable products and services but also directly benefits Obsidian Prime Inc. As a shareholder in the company, these purchases contribute to the company’s overall revenue and financial performance.

By supporting the company through their purchases, investors actively contribute to the growth and success of Obsidian Prime Inc. This can result in increased shareholder value and potential returns on investment. The more successful the company becomes in generating revenue and building its customer base, the greater the potential for long-term profitability and value appreciation.

Therefore, as an investor, it is crucial to recognize that the products and services offered by Obsidian Prime not only provide value to investors but also directly impact the success and financial well-being of the company itself. By aligning their purchasing decisions with the company’s offerings, investors play an integral role in the growth and profitability of the company, ultimately benefiting themselves as investors.

By participating in affiliate marketing, Obsidian Prime not only generates revenue but also strengthens its network of products and services. This benefits both the company and its investors, including you as an investor. As Obsidian Prime continues to attract and partner with others to expand our crowdsource base, the potential for generating revenue through affiliate marketing increases.

Use of Working Capital and Revenue Generation

Revised Use of Working Capital and Revenue Generation:

The function here is to capture a crowd of crowdsourcing participants who will work for OBSIDIAN PRIME aiding it in it growth and success as a collective. We are conducting this offering on a “best-efforts” basis.

Smartphone, Tablet, and Mobile Applications:

Obsidian Prime recognizes the pivotal role of smartphone, tablet, and mobile applications in shaping our future endeavors. With a substantial user base relying on mobile devices for our services, these applications play a crucial role in catering to the evolving needs of our audience. They align perfectly with the increasing demand for synchronized services across multiple digital platforms, particularly among business users embracing the virtual business landscape. Our focus on developing applications that seamlessly integrate with various communication platforms and networks beyond traditional web-based services ensures a broader reach and enhanced user experience.

Social Media and Business Networks:

The influence of social media networks like Instagram, Facebook, Snapchat, and Google, alongside business networks such as LinkedIn and Salesforce, in today's communication landscape cannot be overstated. Obsidian Prime leverages these networks as integral communication utilities, connecting with hundreds of millions of users globally. By crafting applications tailored for these networks, we bridge the gap between consumer and business user awareness, thereby expanding our reach and brand recognition. Incorporating elements like music, media, and video delivery via secure and verified channels further bolsters our brand's credibility as a trusted third-party provider.

Direct Sales:

Obsidian Prime strategically engages industry-specific national sales and marketing groups to promote our products and services. We implement corporate discounts and promotions aimed at targeting both business customers and consumers, ensuring a diversified approach to driving sales and fostering customer loyalty.

Media Exposure:

Obsidian Prime adopts a comprehensive approach to national and international marketing campaigns, leveraging various channels such as trade magazines, trade shows, articles, press releases, contracted public relations, advertising campaigns, electronic and print media platforms, and other relevant events. These efforts are aimed at enhancing brand awareness, generating positive impressions, and solidifying our presence in the market.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value of a single cash per share of common equity immediately after completion of this offering. Net tangible book value is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of B Common Stock being offered. Dilution of the value of the shares of Class A Non-Voting Stock you purchase is also a result of the lower net tangible book value of the shares held by our existing shareholders.

As of January 18, 2024, Obsidian Prime Inc. has not issued any shares of common equity, including our Class A Non-Voting Stock . Therefore, the net tangible book value of our shares of common equity is not applicable at this time."

Employees:

As of the date of this offering circular, Obsidian Prime Inc. currently employs two (2) full-time employees and has no (0) part-time employees. Additionally, the company engages approximately eleven (11) professionals on a contract basis to support various operational needs. As funding from this offering becomes available, Obsidian Prime intends to provide full salaries to its executives and management to effectively manage the company’s treasury. (See “Executive Compensation” for more details).

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Contact:

Obsidian Prime Inc.

3130 Balfour Road

Suite D Brentwood, CA 94513

For further inquiries or information, please contact us

Description of Property:

Obsidian Prime Inc. operates from rented office space located at:

3130 Balfour Road, Suite D Brentwood, CA 94513

This corporate office serves as the central hub for our operations and administrative functions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement Regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements

Results of Operations

Revenues

As of January 18th 2024 the Company has no revenue.

Cost of Services

As of January 18th 2024, the Company has no revenue.

General and Administrative Expenses

Our operating expenses from inception on January 18th 2024, has been $0.00.

Liquidity and Capital Resources

As of January 18th, 2024, the Company had approximately $0.00 in total assets, of which $0.00 is in software under development.

The Company has enough capital to last up to and through the offering, to sustain its current operations. The Company has no bank lines or other financing arranged. We believe that the proceeds from the offering, together with our cash and cash equivalent balances will be adequate to meet our expenditures for the next 12 months. We anticipate that we will need at least $20,000 to attain significant business growth. In the future, we may need to seek additional capital, potentially through private placements, bonds, or convertible notes to fund our plan of operations.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

See "DESCRIPTION OF BUSINESS":

Insurance

The Company does not currently have, nor does it contemplate purchasing any liability or other insurance in the near-term future.

Employee Benefit Plan and Medical and Health Insurance

Upon commencement of revenue-producing operations, or shortly thereafter, the Company expects to implement an Employee Benefit Plan and medical and health insurance for each officer that is competitive with industry standards.

Key Man Insurance

The Company does not hold "Key Man" life insurance on any of its officers and directors. However, the Company is currently considering key man life insurance on each of its officers upon the closing of the Offering Circular described herein or shortly thereafter.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

CONTRACTUAL OBLIGATIONS

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's Class A Non-Voting Stock , stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

•the net tangible book value is a single cash per share of common equity before and after this offering.

•the amount of the increase in the net tangible book value a single cash per share of common equity attributable to the purchase of the shares of Class A Non-Voting Stock being offered hereby; and

•the amount of the immediate dilution from the public offering price which will be absorbed by purchasers in this offering.

The following table presents information assuming the sale of:

•25% of the shares offered hereby.

•50% of the shares offered hereby.

•75% of the shares offered hereby.

•100% of the shares offered hereby.

These four dilution scenarios below are presented for illustrative purposes only and the actual amount of dilution to purchasers in this offering may differ based upon the number of shares of Class A Non-Voting Stock sold in this offering.

	Offer of	Offer of	Offer of	Offer of
	5,000,000	10,000,000	15,000,000	75,000,000
	Shares (25%)	Shares (50%)	Shares (75%)	Shares (100%)
Assumed Initial Public Offering price a single cash per share	$1.00	$1.00	$1.00	$1.00
Net tangible book value a single cash per share of common equity as of December 31, 2020	$0.00	$0.00	$0.00	$0.00
Increase in net book value a single cash per share of common equity due to offering	$1.00	$1.00	$1.00	$1.00
Proforma Net tangible book value a single cash per share of common equity after offering	$1.00	$1.00	$1.00	$1.00
Dilution a single cash per share to investors purchasing shares of Class A Non VotingStock in this offering.	$1.00	$1.00	$1.00	$1.00

The following table sets forth on a pro forma basis, at December 31, 2024, the number of shares of Class A Non Voting Stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price a single cash per share paid or to be paid by existing holders of Class A Non Voting Stock and by the new investors,

	Shares purchased		Total Consideration		Average Price a single cash
	Number	Percent	Amount	Percent	per share
5,000,000 shares offered (25%)
Existing stockholders	0	0.00%	$0	0.00%	$0.00
New investors	5,000,000	100.00%	$5,000,000	100.00%	$1.00
Total	5,000,000	100.00%	$5,000,000	100.00%	$1.00
Offer of 10,000,000 shares (50%)
Existing stockholders	0	0.00%	$0	0.00%	$0.00
New investors	10,000,000	100.00%	$10,000,000	100.00%	$1.00
Total	10,000,000	100.00%	$10,000,000	100.00%	$1.00
Offer of 15,000,000 shares (75%)
Existing stockholders	0	0.00%	$0	0.00%	$0.00
New investors	15,000,000	100.00%	$15,000,000	100.00%	$1.00
Total	15,000,000	100.00%	$15,000,000	100.00%	$1.00
Offer of 75,000,000 shares (100%)
Existing stockholders	0	0.00%	$0	0.00%	$0.00
New investors	75,000,000	100.00%	$75,000,000	100.00%	$1.00
Total	75,000,000	100.00%	$75,000,000	100.00%	$1.00

BUSINESS

Overview of Obsidian Prime Inc. (O.P.):

Obsidian Prime Inc. (O.P.) operates as a distinct affiliate marketing network, pioneering a novel approach to affiliate marketing by integrating crowdsourcing with affiliate marketing strategies. Our platform emphasizes community engagement and accessibility, available across multiple channels including the Apple App Store, Google Play Store, and web-based applications.

Our Business Model:

We're overhauling the traditional marketing model to introduce a dynamic and innovative approach. Instead of relying solely on conventional advertising methods, we're leveraging cutting-edge strategies to engage with our audience in more meaningful ways.

Our traditional marketing model focused primarily on one-way communication, where businesses pushed their message out to potential customers through advertisements, commercials, and other promotional channels. While this approach had its merits, it often lacked personalization and failed to truly connect with consumers on a deeper level.

In contrast, our new approach to marketing is centered around fostering two-way communication and building genuine relationships with our audience. We're prioritizing engagement and interaction, seeking to understand our customers' needs, preferences, and pain points on a more intimate level.

Through targeted content creation, social media engagement, community-building initiatives, and personalized communication channels, we're creating opportunities for meaningful dialogue and collaboration with our audience. Rather than simply broadcasting our message, we're actively listening to feedback, responding to inquiries, and addressing concerns in real-time.

By adopting a more holistic and customer-centric approach to marketing, we're not only enhancing brand awareness and loyalty but also driving tangible results in terms of customer acquisition, retention, and advocacy. Our goal is to create a more authentic and immersive brand experience that resonates with our audience on a deeper level and inspires long-term loyalty and advocacy.

“CROWDCASTER” - OUR GROUNDBREAKING MOBILE APP

The heart of our innovative approach lies in our groundbreaking mobile app, "CROWDCASTER app It redefines equity acquisition by allowing users to buy stock in OBSIDIAN PRIME through investing in our network marketing organization. This revolutionary process eliminates the need for monetary investment. Users simply complete a contact questionnaire, instantly invest their cash, and become equity shareholders in OBSIDIAN PRIME and gain a stake in our collective success.

EMPOWERING FINANCIAL WELLBEING

OBSIDIAN PRIME is driven by a mission to elevate the financial wellbeing of individuals worldwide, regardless of their financial standing. We are committed to leveling the financial playing field and making the investment threshold accessible to all. By democratizing access to equity, OBSIDIAN PRIME aims to become a global leader in alternative investment programs, fostering empowerment and success for everyone.

SUMMARY

OBSIDIAN PRIME is a California corporation focused on identifying and nurturing early-stage startups with the potential to disrupt their respective marketplaces. Our mission is to transform innovative ideas into successful and disruptive ventures.

As a Affiliate Marketing Network, our approach diverges from traditional investment models. We actively participate in the growth and development of new products and services through a unique system. We offer comprehensive support, including management, marketing, technical expertise, office space, human resources, payroll services, legal and accounting assistance, transaction advisory, investment banking services, sales guidance, and mentoring support. Our commitment extends beyond short-term programs, as we stay involved with startups for an average period of three to seven years.

Our focus is on identifying highly promising Crowdcaster opportunities and fostering long-term potential rather than solely pursuing short-term financial returns. By leveraging the power of a community to assemble a portfolio of disruptive products led by exceptional teams. This approach allows OBSIDIAN PRIME to drive market disruption and generate value for our members within the Affiliate Marketing Network.

At OBSIDIAN PRIME, we are committed to nurturing disruptive products. Through our comprehensive barter-based support and long-term engagement, we aim to catalyze the growth and success of products and services.

THE COMPANY'S BUSINESS

Overview

OBSIDIAN PRIME is a pioneering Affiliate Marketing Network. That operates on a unique system. Our platform allows individuals from around the world to participate in the growth and success of Obsidian Prime by promoting other companies’ products and services.  CROWDCASTER app transformed the traditional affiliate marketing embracing the power of bartering and cultivating a community of supporters who contribute to the growth of the Obsidian Prime.

AFFILIATE MARKETING THAT GARNERS COMMUNITY SUPPORT

At OBSIDIAN PRIME, we have use with the transformative power of the social media community. Through our platform, individuals can invest in Obsidian Prime by exchanging their cash. As these Obsidian Prime grows, the community of supporters provides invaluable assistance, contributing resources, expertise, and networks that accelerate their success.

Our unique barter-based system allows Obsidian Prime to conserve cash capital by utilizing the resources and support of the community. This approach enables businesses to allocate their financial resources efficiently, ensuring profitability and sustainable growth. By fostering a community of supporters, we create an ecosystem where Obsidian Prime can thrive with the assistance of engaged and dedicated individuals.

BUILDING A SUPPORTIVE COMMUNITY

At OBSIDIAN PRIME, we believe that the support of a community is crucial for the growth and success of OBSIDIAN PRIME. Our platform connects Obsidian Prime with individuals who are enthusiastic about their vision and are willing to contribute their resources, networks, and expertise. This community-driven approach not only accelerates the growth of Obsidian Prime but also provides a unique investment Crowdcaster opportunity for individuals who lack financial resources.

By nurturing a community of supporters, we create an environment where Obsidian Prime can overcome challenges, access valuable resources, and tap into the collective wisdom of the community. The active participation of the community enhances brand awareness, expands market reach, and fosters a sense of ownership and pride among the supporters.

In summary, OBSIDIAN PRIME revolutionizes the investment landscape by leveraging the power of community support. Through our platform, individuals can invest in Obsidian Prime by exchanging their cash. Becoming part of a vibrant community that actively contributes to the growth and success of these businesses. Together, we create a powerful ecosystem where Obsidian Prime thrive, and individuals gain a unique investment Crowdcaster opportunity that goes beyond traditional monetary means.

WE ARE A AFFILIATE MARKETING NETWORK

OBSIDIAN PRIME. At OBSIDIAN PRIME, we are committed to helping you achieve this Crowdcaster.

Frequently Asked Questions (FAQ):

How can I invest in your offering?

Investing in our offering is as simple: agreeing to our Offering Memorandum and providing your cash.

Verifying Investment in Our Affiliate Marketing Network

To confirm investment completion, we utilize the CROWDCASTER app, where investors provide their agreement and contact information. Upon successful confirmation through CAPTCHA (Completely Automated Public Turing Test to Tell Computers and Humans Apart), we consider the investment requirement fulfilled. This verification process, inclusive of agreement, contact details, and CAPTCHA validation, assures us that the investment has been successfully made. Rest assured, upon completion, we ensure prompt processing and maintain transparency throughout.

Streamlining Investments through Our Innovative App

OBSIDIAN PRIME introduces its innovative Affiliate Marketing Network App, revolutionizing investment through a cash-based approach. Utilizing the CROWDCASTER app, investors can seamlessly invest directly in our company. This direct investment mechanism ensures that Obsidian Prime receives the necessary financial backing, empowering investors to contribute to the company's growth and future as a publicly traded entity.

Transitioning to a cash-based investment model simplifies the investment process, offering clear benefits to both the company and its investors. This shift fosters transparency, streamlines operations, and enhances the overall investment experience within our platform. OBSIDIAN PRIME INC, a technology Affiliate Marketing Network based in Brentwood California, caters to investors who want to participate without much money or financial means. Our business model specifically targets financially struggling investors, offering them a investment in social media based affiliate marketing app where users can rapidly scale Obsidian Prime into valuable and profitable Affiliate marketing company.

We are dedicated to building a business based on professionalism, courtesy, reliability, and strong relationships with our partners and customers, ensuring consistent revenue from our services. Our commitment to excellence, presence, maintaining a good business credit rating, minimizing claims, and achieving goals quickly contribute to the development of a nationally recognized brand. We hold ourselves accountable to the highest standards, meeting our clients' precise needs and being a driving force behind their financial success.

OBSIDIAN PRIME its goal is to the goal of disrupt marketplaces. Our business plan revolves around three key components:

Practicing what we preach: OBSIDIAN PRIME offers crowdsource-based equity consideration for stock to individuals who wish to own a piece of a company striving to go public one day. This Crowdcaster opportunity is not limited to wealthy accredited investors but extends to non-accredited individuals lacking the capital to invest. Our single online cash allows individuals to earn one share of stock by providing their contact information. The contribution required will not exceed 10% of the greater of the non-accredited investor's annual income or net worth.

• First, embodying our principles through action, OBSIDIAN PRIME by offering crowdsource-based equity consideration to individuals who aspire to own a stake in companies aiming to go public. This Crowdcaster opportunity extends beyond accredited investors to include non-accredited individuals who are enthusiastic about investing but lack the necessary capital. Our innovative approach allows these individuals to contribute their contact information in the CROWDCASTER app a form of crowdsourcing earning them one share of stock. This contribution is limited to a maximum of 10% of the investor's annual income or net worth, ensuring accessibility for all. The exchange of information is not tied to one's job or income but to their commitment to help companies thrive.

• Second, we identify visionary, leadership-driven startups with a first-to-market advantage, capable of creating substantial and measurable market disruption. We empower these startups by providing them with the necessary capital, operational support, mentorship, and market access. Our aim is to enable their leadership to focus primarily on technology innovation, product development, and customer acquisition.

• Third, we ensure that our portfolio companies maintain their vision and have the essential resources, capital, and market access to achieve our collective objectives and accelerate their growth. We provide comprehensive support services beyond their core expertise, including assistance in establishing a robust legal structure, implementing effective accounting systems, and leveraging our Affiliate Marketing Network's human resources, operations, management, and advisory network. By addressing operational challenges unrelated to technology or growth, we enable streamlined operations, transparent valuation, and reduced complexities when pursuing acquisitions, management buyouts, additional capital raises, or mergers with third parties.

Through these three components, OBSIDIAN PRIME anticipates generating substantial returns by nurturing and supporting startups that align with our criteria during their initial stages. As these companies grow and mature, we plan to monetize our assets through avenues such as recapitalization, special dividends, or strategic exits.

As of the date of this Offering Circular, we operate as a Affiliate Marketing network and business accelerator. Our primary goal is to cultivate a loyal community of supporters who actively contribute to the success of the startups we nurture. Under Regulation A, OBSIDIAN PRIME strives to be a pioneer in this approach, utilizing advanced SaaS technology to maintain an electronic share register. We are committed to maintaining regular communication with our crowdsource-based stakeholders, ensuring transparency and accountability throughout our journey.

Lastly, as an integral part of our business model, we embrace a Values Statement that emphasizes diversity and inclusion. We aim to become social entrepreneurs in style harmonizing purpose and profit and considering the broader impact of our decisions on employees, customers, suppliers, community, and the environment. By joining a community of leaders who leverage business as a force for good, we aspire to make a positive difference in the world.

ABOUT OUR AFFILIATE MARKETING MODEL

At OBSIDIAN PRIME INC, our mission is to nurture and transform innovative products and services into disruptive and successful products and services through the power of equity crowdsourcing. We provide a comprehensive suite of services and benefits to every cash -based investor in our crowdsource network, enabling them to focus on helping to scale the business they have stock in. Our diverse environment offers a new form of capital “human capital” We aim to guide, nurture, and collaborate with highly motivated cash -based crowdsources with market Crowdcaster ortunities, found nowhere else.

While traditional affiliate marketing scenarios use a network of affiliate marketers everyone for himself method, we use crowdsourcing which turns a group of individuals into a team. This is what sets us apart. Instead of acquiring individual users we utilis crowdsourcing concept that significantly enhances the chances of success. Through our crowdsourcing process, entrepreneurs can leverage our management, marketing, and technical support, along with office space, human resources and payroll services, legal and accounting assistance, transaction advisory and investment banking services, and other types of mentoring support. Unlike short-term incubator programs, we maintain involvement with our portfolio companies for an extended period, typically three to seven years on average. Our focus goes beyond short-term financial returns as we seek disruptive companies and winning teams to create a platform of portfolio companies that shake up their respective markets, ultimately generating attractive returns for our investors.

We have no plans to acquire equity positions in any portfolio companies or exercise controlling voting rights. Instead, we act as their business incubator, providing them with a suite of "blue-chip" benefits to enhance their likelihood of success. Even for companies in which we hold a less-than-controlling equity position due to valuation or other reasons, we offer access to the same value-added services. These companies become part of our portfolio platform but are not directly controlled by us. To ensure compliance with the Investment Company Act and maintain flexibility, we implement robust internal procedures to track valuations of our operating portfolio companies continuously. This ensures that these companies represent at least 60% of our total assets on an unconsolidated basis, excluding cash and government securities.

MARKET CROWDCASTER ORTUNITY

In the U.S., three out of five start-up companies struggle to survive beyond three years. However, as start-ups mature and receive outside funding, guidance, and mentorship, their likelihood of success increases. We target companies that have already demonstrated business viability by delivering a product to the market, acquiring customers, or making significant progress in product development and customer acquisition. Clearing these significant hurdles in the business cycle reduces certain completion and success risks. By offering capital, value-added services, guidance, mentorship, and expansive networks, we provide important support and guardrails for their future growth. Our timing aligns with the changing landscape brought about by the COVID-19 pandemic and economic shifts, creating numerous Crowdcaster ortunities for disruption and innovation across industries and processes.

OUR STRATEGY

Our winning strategy revolves around partnering with initiative-taking management teams and disruptive entrepreneurs. We believe that selecting companies with a developed technology, service, or product, at least one customer, and two to three years of business activities enhances their likelihood of success. We recognize that start-up companies face the highest risk of failure during the initial years.

ABOUT OUR CROWDSOURCE-BASED BUSINESS MODEL

At OBSIDIAN PRIME INC, our goal is to transform our innovative ideas into disruptive and successful companies through a unique crowdsource-based approach.

To achieve this, we offer a comprehensive suite of services and benefits to every company in our portfolio. This empowers their management teams to focus on creating technology, building products and services, and acquiring customers at a scale. Our highly diverse environment provides patient and enthusiastic capital, deep operational and corporate finance mentoring, and an expansive network of professionals who can advise and open doors in key areas for early-stage companies. We actively guide, nurture, and collaborate with initiative-taking management teams and disruptive entrepreneurs. We expect all OBSIDIAN PRIME entrepreneurs to bring deep domain experience, understand their market Crowdcaster ortunities, and have developed business models targeting high growth and high profitability.

While traditional business incubators and accelerators focus on raising funds and acquiring equity positions, our pioneering crowdsource-based incubator model sets us apart. We do not acquire controlling stakes in portfolio companies. Instead, we provide them with a robust support structure that significantly enhances their chances of success. This unique support attracts entrepreneurs who seek partners with our expertise, allowing them to focus on their core skills.

As an incubator, we actively participate in the business of our portfolio companies through a crowdsourcing system. We provide various services including management, marketing and technical support, office space, human resources and payroll services, legal and accounting assistance, transaction advisory and investment banking services, as well as guidance, mentoring, and other forms of support. Unlike short-term incubator programs, we maintain long-term involvement with our portfolio companies, typically spanning three to seven years on average. Our focus extends beyond short-term financial returns as we seek disruptive companies and winning teams to create a platform for portfolio companies that bring about disruption in their respective markets, generating attractive returns for our investors.

We do not intend to take equity positions or exercise controlling voting rights in our portfolio companies. Instead, we act as their business incubator by providing a suite of "blue-chip" benefits aimed at enhancing their likelihood of success. Even for companies where we hold less-than-controlling equity positions due to valuation or other reasons, we offer access to the same value-added services. They become part of our portfolio platform without being directly controlled by us. To ensure compliance with regulatory requirements, we have robust internal procedures in place to track the valuations of our operating portfolio companies on an ongoing basis. This ensures that these companies always represent at least 60% of our total assets on an unconsolidated basis, excluding cash and government securities.

MARKET CROWDCASTER ORTUNITY

In the United States, three out of five start-up companies struggle to survive beyond three years. However, as start-ups mature and receive outside funding, guidance, and mentorship, their likelihood of success increases. We target companies that have already demonstrated business viability by delivering products to the market, acquiring customers, or making significant progress in product development and customer acquisition. Clearing these significant hurdles in the business cycle reduces certain risks and enhances their chances of success. We believe that our capital, value-added services, guidance, mentorship, and expansive networks can provide important support and guidance, allowing experienced managers to maintain focus on core capabilities without stifling creativity or the ability to disrupt markets or product sets.

The COVID-19 pandemic and concurrent economic slowdown have caused significant shifts in all areas of society. We anticipate a surge in creativity and a rethinking of business practices and daily routines. OBSIDIAN PRIME is well-positioned to foster growth and drive change. We believe there are numerous industries, niches, and processes ripe for disruption. Some examples include mobile banking solutions for unbanked populations, educational digital testing and performance optimization, brand engagement through online gaming and cellular networks,

•Nurturing and Advising – Our collaborative and consensus-seeking approach is much preferred to the protective provisions typically required by venture capital firms. We believe in collaboration with winning management teams, and that includes achieving consensus with our portfolio companies on per case corporate decisions. A typical venture capital investment requires certain protective provisions in the portfolio company’s governing documents. These provisions generally require the venture capital firm’s approval for all major corporate events such as offer of the company, additional financings, mergers and acquisitions, material employment agreements, material joint ventures, and other relationships, regardless of the size of the firm’s equity stake in the portfolio company.

•Mitigating Risks for Failure – The suite of value-added services we offer to our portfolio companies will enhance their likelihood of success. For our operating portfolio companies, we will wrap them with our support and services (see “Business - Our Strengths and Competitive Advantages”) that will increase their competitive advantages. For our other portfolio companies that are not our portfolio companies, we will offer them access to the same support and services, and if accepted, we believe these benefits will not only mitigate their risks for failure but enhance their likelihood of success.

•Recognizing High Probabilities of Scale – Our platform of portfolio companies in the digital space will allow us to achieve economies of scale. For instance, we will be in a much better position to negotiate on behalf of our portfolio companies with third-party human resources benefits providers. We expect to be able to purchase higher-quality and more comprehensive human resources benefits for employees of our portfolio companies than these companies can on an individual basis.

•Multiple Bottom Lines – We offer attributes that will increase the likelihood of long-term and outsized success. Because there is no agreed, strict definition of an ESG (environmental, social and corporate governance) investing, we cannot claim strict adherence to a set of ESG principles. But we do believe in socially responsible investing, and we seek to put ESG principles into practice. We seek companies doing excellent work and whose business at a minimum is not causing harm to the environment, society, or industry. OBSIDIAN PRIME change can appear to shake up an industry, but we see that as a positive change. Further, we seek founders and entrepreneurs who understand that diversity of thought breeds success which is best achieved with a diverse workforce. Pay levels, ethical treatment of the entire value chain, and transparency are additional attributes that we offer and value. We believe that these values increase the likelihood of long-term and outsized success.

We do not intend to hold any equity positions in any of the portfolio companies in our program this will allow us to focus our efforts on growth. We want to not be deemed an “investment company” under the Investment Company Act. To ensure strict compliance with this asset test so as not to trigger the Investment Company Act, we plan to develop and implement robust internal procedures to track valuations of our operating procedures in dealing with the companies in our program. (See “Business – Investment Company Act Considerations.”)

We are not a holding company, but rather a company focused on supporting and accelerating the growth of startups. Our success and equity consideration program will primarily depend on, and be associated with, the success of such business operations. We are not engaged in the business of, nor will we ever be compensated for, rendering investment advice. Therefore, neither we nor our management will be deemed an “investment adviser” subject to registration under the Investment Advisers Act of 1940 or the Blue Sky laws.

Our Strengths and Competitive Advantages

We believe our competitive strengths lie in the “blue-chip” benefits we confer and make available to all our portfolio companies. We believe that these benefits will greatly enhance their likelihood of success. Some of these benefits include:

•Enthusiastic, supportive, human capital – Unlike business accelerators who may be more focused on short term financial returns, we plan to provide enthusiastic, supportive, and patient capital. Through mentorship, we will also coach management on how to raise subsequent rounds of financing for their own organic growth, growth through acquisitions, management buyouts, or other material events.

•Operational support, if needed – Many of our principals and advisors are serial entrepreneurs and veterans in technology, information design and infrastructure (our platform), banking, corporate finance, and business incubator business. If needed, we will provide a wide range of operational support that may include management, marketing and technical support, office space, employment human resources and payroll services, legal and accounting services, transaction advisory and investment banking services, offers guidance and support, management and advisory services, and other types of mentoring support, including access to governmental lobbying where needed and diversity training and management. We believe the winning formula is to remove some of the operational challenges common to early-stage companies that may distract management from growing the business.

•Mentorship – We promote idea exchange, coaching and collaboration. We plan to be active participants in all material aspects of our operating portfolio companies’ business. We believe that each of our portfolio companies has a unique business or market advantage, and we plan to nurture that advantage and coach management on how to best leverage this advantage. Wherever possible, we also plan to encourage our portfolio companies to collaborate for mutual benefits.

•Network of professionals – Our network stems from long-term relationships. This includes clients and senior managers across industries and disciplines, influencers, business developers, product designers and developers, and board members. We plan to customize our deployment of our deep and extensive networks to each portfolio company and help them open doors and Crowdcaster ortunities to offers and partnerships.

Investment Company Act Considerations: NOT

We intend to continue to conduct our operations so that neither we, nor any of our portfolio companies, is required to register as investment companies under the Investment Company Act.Section3(a)(1)(A)of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section3(a)(1)(C)of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% asset test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned portfolio companies that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section3(c)(1)or Section3(c)(7)of the Investment Company Act.

We will monitor our compliance in the portfolio companies to ensure that each of our portfolio companies is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned, that are excluded from the definition of” investment company” based on Section3(c)(1)or 3(c)(7)of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We believe that neither we nor certain of our portfolio companies will be considered investment companies for purposes of Section3(a)(1)(A)of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily engaged in the business of investing, reinvesting or trading in securities. Rather, we and such portfolio companies will be primarily engaged in non-investment company businesses. Consequently, we and our portfolio companies expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

The Investment Company Act defines a majority-owned, of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned, of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned portfolio companies. The determination of whether an entity is majority-owned, of our Company is made by us. We also treat portfolio companies of which we or our wholly-owned or majority-owned, is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned, is required for all major decisions affecting the portfolio companies (referred to herein as “Controlled Portfolio companies”), as majority-owned portfolio companies even though none of the interests issued by such Controlled Portfolio companies meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Portfolio companies are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned portfolio companies, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors— If we are deemed an ‘investment company’ under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted.”

Employees

We currently have three full-time employees. A fourth employee will start part-time January 1, 2025.

Competition

Our ability to produce revenues will rely on several factors including and not limited to identifying winning management teams and disruptive entrepreneurs. We will compete with angel investor groups, traditional business incubators, business accelerators and venture capital firms, many of whom may have a lot more capital and other resources than we do.

Intellectual Property

We have several patents or trademarks still in processing.

Legal Proceedings

We are not involved in any litigation, and our management is not aware of any pending or threatened legal actions relating to intellectual property, conduct of our business activities, or otherwise.

The Company’s Property

We do not own any real estate, our office space. We maintain an executive office in a 2-story building located at the new Brentwood building indicated on the cover page of this Offering Memorandum.

Our objective is to support small retailers with our affiliate marketing services. Then expand and develops the process more efficiently.

Competition

In the affiliate marketing industry in the USA, the landscape is diverse, with numerous players each holding a portion of the market share. While many affiliate marketing initiatives originate from various regions across the country, Silicon Valley remains a significant hub for technological innovations in this sector. Although ventures outside of Silicon Valley are present, only a few successfully materialize into fully operational entities.

Given the lead time required for new affiliate marketing ventures to establish themselves, Silicon Valley is poised to maintain its dominance in the foreseeable future. This dominance potentially enables Silicon Valley to dictate market dynamics, including pricing strategies, thereby giving them a competitive edge.

The influx of affiliate marketing ventures from other regions or nations could intensify competition, leading to price adjustments, diminished profit margins, and a potential loss of market share. These factors may pose challenges to our profitability. However, we are confident in Obsidian Prime Inc.'s ability to compete effectively amidst evolving market dynamics.

While we do not intend to rely on government support to develop our own Crowdsourcing Network, it's important to note that competitors in the market may possess greater financial resources and capital, potentially impacting our competitive position. Despite this, Obsidian Prime Inc. remains committed to navigating these challenges and maintaining a strong foothold in the affiliate marketing industry.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer’s business, financial condition, or operations and any current, past or pending trading suspensions.

DESCRIPTION OF PROPERTY

Our corporate office is rented office space located at 3130 Balfour Road Suite D Brentwood, Ca 94513

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

Please see the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains opinions reflecting our current understanding of our financial condition and results of operations. However, actual results and the timing of events may differ materially from those stated in or implied by these opinions due to a number of factors, including those discussed in the sections entitled “Risk Factors” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations:

Overview:

Obsidian Prime Inc, a Affiliate Marketing network incorporated in California in January 2024, is pleased to present an overview of our financial performance and strategic direction. Our fiscal year ends on December 31.

Financial Condition:

Our financial statements mirror our reliance on crowdsource transactions and equity consideration. Crowdsource transactions involve the exchange of goods or services without the use of cash, while equity consideration transactions entail issuing equity in exchange for goods or services. We recognize revenue from these transactions based on the fair value of the goods or services exchanged. However, it is worth noting that our financial statements may have included revenues from these transactions without separate identification.

Plan of Operation for the Next Twelve Months:

In the upcoming year, our cost of revenue will primarily be attributed to operating the Affiliate Marketing Crowdsourcing Network, where we offer products and services via promotions and special offers, as well as our marketing efforts. Currently, we do not incur research and development expenses, and we do not foresee any in the near term. Nevertheless, we anticipate significant expenditure related to marketing and promotional activities for the products we intend to highlight. Our general and administrative expenses, including legal, accounting, and consulting fees, have been modest thus far, but we anticipate an increase in these costs as we expand our operations.

Off-Balance Sheet Arrangements: The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk:

Our business operations shield us from market risk stemming from fluctuations in interest rates, foreign currency exchange rates, or transactions in derivatives. However, in compliance with Generally Accepted Accounting Principles (GAAP), our management is responsible for making estimates and assumptions that can influence the reported figures of assets, liabilities, revenues, and expenses. Although these are diligently considered, the actual results may vary. Key estimates and assumptions include the fair value of our Class A Non-Voting stock and the valuation of stock-based consideration.

Results of Operations

Revenues

As of the date of this filing the Company has no revenue.

Cost of Services

As of the date of this filing the Company has no revenue.

General and Administrative Expenses

Our operating expenses from inception on January 18, 2024 has been $522.00.

Liquidity and Capital Resources

As of January 18, 2024, the Company had approximately $578.00 in total assets, of which $500.00 is in software under development.

The Company has enough capital to last up to and through the offering, to sustain its current operations. The Company has no bank lines or other financing arranged. We believe that the crowdsourcers we partner with from the offering will be adequate to meet our liquidity and capital expenditure requirements for the next 36 months. We anticipate that we will need at least $200,000.00 to attain significant business growth. In the future, we may need to seek additional capital, potentially through private placements, bonds, or convertible notes to fund our plan of operations.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS:

See "DESCRIPTION OF BUSINESS":

Insurance

The Company does not currently have, nor does it contemplate purchasing any liability or other insurance in the near-term future.

Employee Benefit Plan and Medical and Health Insurance

Upon commencement of revenue-producing operations, or shortly thereafter, the Company expects to implement an Employee Benefit Plan and medical and health insurance for each officer that is competitive with industry standards.

Over the upcoming year, our cost of revenue will be primarily driven by the operation of the Crowdsourcing Network, which focuses on offering products and services through promotions, special offers, and marketing efforts. Currently, we do not allocate resources to research and development expenses, and we do not anticipate such expense the foreseeable future. However, we do expect to incur significant expenses related to marketing and promotional activities for the products we intend to promote. Additionally, our general and administrative expenses, encompassing legal, accounting, and consulting fees, are presently at a minimum level, but we anticipate an increase in these expenses as we intensify our operational activities.

Off-Balance Sheet Arrangements:

Obsidian Prime maintains a commitment to transparency and simplicity in our financial operations and, as such, does not engage in any off-balance sheet arrangements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations -Affiliate Marketing Transactions:

We would like to provide additional clarity regarding the treatment and reporting of Affiliate Marketing   transactions in our Management’s Discussion and Analysis (MD&A) section.

Facilitate Informed Decision-Making: Investors can make informed decisions about the company's investment potential, considering the specific characteristics.

Enhance Trust and Transparency: Full disclosure of the company's financial operations fosters trust and transparency, which are essential elements in building strong investor relations.

Quantitative and Qualitative Disclosures about Market Risk:

Our business operations do not subject us to market risk associated with fluctuations in interest rates, foreign currency exchange rates, or derivative transactions. However, in line with Generally Accepted Accounting Principles (GAAP), our management is obliged to make estimates and assumptions that can influence the reported figures for assets, liabilities, revenues, and expenses. Consequently, there is a possibility that actual results may deviate from these estimations. Notable among the key estimates and assumptions made by our management are the determination of the fair value of our Class A Non-Voting Stock , the valuation of stock-based consideration, the assessment of the recoverability and useful lives of long-lived assets, and the evaluation of the valuation allowance pertaining to our deferred tax assets.

Contingencies:

The Company may potentially face exposure to losses due to existing conditions that are contingent on future events for resolution. Management, in collaboration with legal counsel, conducts assessments to gauge the likelihood and potential magnitude of any significant losses related to ongoing legal proceedings or unasserted claims. In cases where it is deemed probable that a material loss has been incurred and the liability's amount can be estimated, the estimated liability is recognized in the Company’s financial statements. In instances where a potentially significant loss contingency is considered reasonably possible but not probable, or if it is probable but unquantifiable, the nature of the contingent liability and an estimate of the potential loss range, if ascertainable and material, are disclosed. Contingent losses that are deemed remote are generally not disclosed, except in cases involving guarantees, which are disclosed.

Ongoing Reporting Requirements Under Relaxed Standards:

Following the completion of this Offering, our intention is to transition into a public reporting company under the Exchange Act. As an "emerging growth company" according to the JOBS Act, we will be obligated to maintain ongoing public reporting. This report will adhere to relaxed standards that recognize the unique characteristics and requirements of emerging growth companies. These standards aim to promote transparency and accessibility in financial reporting while accommodating the distinct challenges and Crowdcaster ortunities faced by companies in their early stages of growth.

OBSIDIAN PRIME INC

Summary

OBSIDIAN PRIME INC is a recently established company with the goal of creating a Affiliate Marketing Network that utilizes Crowdsourcing to support our becoming public market-ready businesses.

HISTORY:

Our company was founded on January 18, 2024, in the State of California, and we have since raised no initial funds from our founding shareholders to launch this offering.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of OBSIDIAN PRIME INC.as of the date of this Offering Circular:

To the date of this Offering, the Company has not paid its executive officers or directors any compensation. .With respect to the employment agreements with its volunteer executive officers. We currently do not offer any director compensation.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
JEFFREY MORTON	Chief Executive Officer and Director	$0	$0	$0
JUNAID ISHAQ	CTO of Technology	$0	$0	$0
RENEE SANDERS	Legal Attorney	$0	$0	$0

Biography of The Board Members

Jeffrey Morton - CEO

Jeffrey Morton is a seasoned executive with over two decades of experience in the dynamic realm of affiliate marketing. As the Chief Executive Officer of Obsidian Prime Inc., Jeffrey brings a wealth of knowledge and expertise to the table, guiding the company's strategic direction and fostering its growth in the competitive affiliate marketing landscape.

With a career spanning more than 20 years, Jeffrey has honed his skills in various facets of affiliate marketing, from strategic planning and business development to client relationship management and team leadership. His deep understanding of consumer behavior and market trends has been instrumental in driving Obsidian Prime Inc.'s success and solidifying its position as a leader in the industry.

Prior to his role at Obsidian Prime Inc., Jeffrey held key leadership positions at several prominent affiliate marketing firms Fruition Financial in Long Beach for five years and Integrated Commercial Services in Cerritos for three years and two years with Flip Video in Colton California, where he spearheaded initiatives to expand market reach, optimize revenue streams, and forge strategic partnerships with top-tier brands. His track record of delivering results and fostering innovation has earned him recognition as a thought leader in the affiliate marketing community.

Jeffrey's passion for affiliate marketing extends beyond the boardroom, as he actively engages in industry events, conferences, and forums to stay abreast of the latest trends and innovations. He is committed to continuous learning and development, leveraging his extensive network and industry insights to drive sustainable growth and innovation at Obsidian Prime Inc.

With his unparalleled expertise and visionary leadership, Jeffrey Morton is poised to lead Obsidian Prime Inc. to new heights of success in the ever-evolving landscape of affiliate marketing.

JUNAID ISHAQ - CTO

Mr. JUNAID ISHAQ is a software and graduated with high honors from the University of Gujrat. He maintains and develops all of the company's technology and technical support. Mr. Junaid Ishaq is currently in charge of marketing.

Family Relationships

None.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Total compensation ($)
JEFFREY MORTON	$250,000
JUNAID ISHAQ	$100,000

The salaries listed are estimates only. The listed salaries do not include annual bonuses to be paid based on the profitability and performance of the Company. These bonuses will be set from time to time.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Indemnification of Officers and Directors

Our Bylaws provide that the Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her acting as a director, officer or legal representative of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of the date of this Offering Circular, the securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of the company's voting securities or having the right to acquire those securities.

Title or class	Name of Beneficial Owner	Amount of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percentage of Class
Class A Non-Voting common Stock	Jeffrey Morton	1	NIA	.001%

Notes to Principal Shareholders:

1.The founder and CEO, Jeffrey Morton, currently controls no portion of the issued and outstanding shares, prior to the offering.

2.As a shareholder, your ownership stake in the company represents an asset and provides you with certain rights and privileges as outlined in the company's bylaws and governing documents.

Stock Option Plan

The Company currently does not have a formal employee stock option plan. However, the Company's Board of Directors may institute a formal stock option plan upon the successful conclusion of the offering. The Company will not grant options and warrants in excess of 15% of the total number of outstanding shares to officers, directors, employees or 5% shareholders for a one-year period following the offering. Furthermore, the Company will not issue options or warrants to listed people with an exercise price of less than 85% of the fair market value of the Class A Non-Voting Common Stock on the date of the grant.

Legal Matters

There is no current or pending litigation, claims or counterclaims involving the Company as a Plaintiff or a Defendant.

Interest of Management and Others in Certain Transactions

To the best of our knowledge, aside from routine compensation to our officers and directors in the ordinary course of business, there have been no material transactions, series of similar transactions, or currently proposed transactions in which Obsidian Prime Inc. has been or is to be a party, and in which the amount involved exceeds $120,000. Furthermore, there are no known interests held by any director, executive officer, security holder owning more than 5% of any class of our Class A Non-Voting Stock , or any immediate family member of the aforementioned individuals, in such transactions.

Obsidian Prime Inc. maintains a transparent and ethical approach to all its dealings, ensuring integrity and fairness in every transaction.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2012.

•will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•will not be required to obtain a non-binding advisory vote from our security holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure.

•may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial offer of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a offer of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our Class A Non-Voting Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Board Leadership Structure and Risk Oversight

The Board of Directors oversees the Company’s business, evaluating the risks associated with our business strategy and decisions. The Board implements its risk oversight function as a whole. The Board of Directors may determine to create committees, for audit, compensation, or other purposes, as the Company grows, but ultimate responsibility for the strategy and direction of the Company shall remain with the Board for the foreseeable future. Further, as our securities are not listed on a national securities exchange, we are not subject to requirements concerning independent directors or the establishment of any committees.

Term of Office

Under its bylaws, the Company’s single initial board member may serve in that capacity unless removed for cause. To date, no additional directors have been added to the Board. The Board of Directors appoints the executive officers, subject to removal by the Board of Directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

During the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last the fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company has no stock option plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by California law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The California Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not Crowdcaster used to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT OFFERS OF UNREGISTERED SECURITIES

The following are all issuances of securities by the Company since its formation in January 18, 2024 which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except

In compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption there from. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

The shares of our Class A Non-Voting Stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933.These shares of our Class A Non-Voting Stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) since they agreed to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Class A Non-Voting Stock , and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreement s

We have no employment agreement with any officers.

Legal/Disciplinary History

None of OBSIDIAN PRIME INC Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding involving securities.

None of OBSIDIAN PRIME INC. Officers or Directors have been the subject of any entry of an order, judgment, or agreement, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities activities.

None of OBSIDIAN PRIME INC Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding, or judgment has not been reversed, suspended, or vacated; or

None of OBSIDIAN PRIME Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of five people. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation, or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Voting Rights

Each holder of Class A Non-Voting Stock is not entitled not any votes per share on all matters which such stockholders are entitled to vote. The holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Right to Receive Liquidation Distributions

In the event of the company's liquidation, dissolution, or winding up, holders of its Class A Non-Voting Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company's debts and other liabilities.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

Rule 144

In general, a person who has beneficially owned restricted shares of our Class A Non-Voting Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

Dividend Policy

The Company has paid no cash dividends to date and does not anticipate paying any cash dividends on its Class A Non-Voting stock in the foreseeable future. The Company intends to retain its earnings, if any, to finance the expansion of its business and for other general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Board of Directors deems relevant. (See "Risk Factors - Lack of Cash Dividends").

Investor Suitability Standards

Investment in the common shares offered hereby involves certain risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can afford the risk of a complete loss of their investment.

Subscriptions will be accepted from "Accredited Investors," as that term is defined in Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Act") and any unaccredited purchasers who otherwise qualify under Regulation A Tier Two requirements limiting the amount of purchase alone or together with a spouse to the greater of 10% of either their annual income or their net worth (excluding their primary residence and any loans secured by the value of the residence), and who also understands the nature and risks of investing in private, non-public, developmental stage private corporations.

Accredited investors are those who, at the time of sale of the shares fall within certain categories enumerated in Rule 501(a) of Regulation D, including any of the following:

(i)any individual who had an individual income in excess of $200,000 (or joint income with his or her spouse of $2,000,000) in the last two (2) years and who reasonably expects an individual income in excess of $200,000 (or joint income more than $2,000,000) in the current year. (For purposes of this offering, individual and joint income shall equal adjusted gross income, as reported in the investor's federal tax return (less, for individual income only, any income attributed to a spouse or to property owned by a spouse) and increased by the following amounts (but not, for individual income only, any amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest received, (2) the amount of losses claimed as a limited partner in a limited partnership, (3) any deduction claimed for depletion, (4) amounts contributed to an IRA or Keogh retirement plan, (5) alimony paid, and (6) any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code);

(ii)any individual whose individual net worth, or joint net worth with that individual's spouse, exceeds. $1,000,000 (including the value of a home, home furnishings and automobiles); and

DESCRIPTION OF SECURITIES

General; We are authorized to issue an aggregate number of 500,000,000 shares of capital stock, of which (i) 100,000,000 shares are Class A Non-Voting Stock , at .001 value a single cash per share; (ii) 75,000,000 shares are - Class A Non-Voting Stock , at .001 value a single cash per share; and (iii) 50,000,000 shares of preferred stock, at .001 value a single cash per share.

Class A Non-Voting stock

We are authorized to issue 500,000,000 shares of Class A Non-Voting Stock. As of the date of this filing 75,000,000 shares of the Class A Non-Voting Common Stock are not issued and outstanding.

Each share of Class A Non-Voting Stock shall not have any votes. Our Class A Non-Voting Stock does not provide a redemptive or conversion right and there is no redemption or sinking fund provisions or rights. Holders of our Class A Non-Voting Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Class A Non-Voting Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Class A Non-Voting Stock

We are authorized to issue 500,000,000 shares of - Class A Non-Voting Common Stock. As of January 18th, 2024, none of our 500 million in stock has been issued. Each share of - Class A Non-Voting Common Stock shall entitle the holder to no vote for each one share of the Class A Non-Voting Stock , and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Class A Non-Voting Stock with respect to any question or matter upon which the holders of Class A Non-Voting Stock have the right to vote. - Class A Non-Voting Stock shall also entitle a holder not any votes as a separate Class A Non-Voting set forth in the Company’s bylaws.

The holders of our - Class A Non-Voting common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate a single cash per share as the Class A Non-Voting Stock . Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of - Class A Non-Voting common Stock represents one (1) share of Class A Non-Voting common Stock, subject to adjustment at any time at the option of the holder.

All Class A Non-Voting Stock is duly authorized, validly issued, fully paid and non-assessable. So long as any shares of - Class A Non-Voting Stock are not outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding - Class A Non-Voting Stock:

•sell, convey, or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly owned, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of.

•alter or change any of the rights of the - Class A Non-Voting common Stock or increase or decrease the number of shares authorized.

•authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the - Class A Non-Voting Common Stock .

•redeem or repurchase any of our securities.

Stock

We are authorized to issue up to 100,000,000 shares of Class A Non-Voting Nonvoting stock at .001 par value for $1.00 cash per share.

Transfer Agent and Registrar

Colonial Stock Transfer Company, Inc.

7840 S 700 E

Sandy, UT 84070

Phone: 801-355-5740

Fax: 801-355-6505

https://www.colonialstock.com

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Our priority is to focus on the growth of our company and investment in new business Crowdcaster opportunities. Any future determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant. We will continue to evaluate our dividend policy periodically and make appropriate adjustments based on the circumstances at that time.

SECURITIES OFFERED

Current Offering

OBSIDIAN PRIME INC. “We”, “or the “Company”) is offering up to 75,000,000 total Securities, consisting of 0.001 par value, Class A Non-Voting Stock (the “Class A Non-Voting Stock ” or collectively the “Securities”).

LEGAL MATTERS

Certain legal matters with respect to the shares of Class A Non-Voting Common Stock offered hereby will be passed upon by the LAW   OFFICE OF RENEE ESTELLE SANDERS, P.A.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Class A Non-Voting Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class A Non-Voting Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 Fort, N.E., Room 1580, and Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Miscellaneous

The Company's Certificate of Incorporation requires the approval vote of fifty-one percent (51%) of the disinterested shareholders when any combination of persons or entities directly or indirectly owns over twenty-five percent (25%) of the voting power. The percentages required for approval change when certain prices are paid and/or certain actions are taken by the beneficial owners.

The Company's Certificate of Incorporation eliminates directors' liabilities for breaches of duties to the fullest extent permitted by Nevada law. The Company's charter documents provide for indemnification of the officers and directors.

FINANCIAL STATEMENTS

OBSIDIAN PRIME INC

51

Obsidian Prime, Inc.

Financial Statements

As of January 31, 2024

Obsidian Prime, Inc.

Financial Statements

As of January 31, 2024

Index to Audited Financial Statements

Audit Report	Page 2

Balance Sheet	Page 4

Income Statement	Page 5

Changes in Equity Statement	Page 6

Cash Flow Statement	Page 7

Notes to the Financial Statements	Page 8

February 22, 2024

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Obsidian Prime, Inc.

3130 Balfour Road, Suite D

Brentwood, CA 94513

REPORT ON FINANCIAL STATEMENTS

We have audited the consolidated balance sheets of Obsidian Prime, Inc. as of January 31, 2024 and the related statements of operations, changes in owner’s equity and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted the audit in accordance with generally accepted auditing standards as accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatements of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.

Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. Examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Obsidian Prime, Inc. as of January 31, 2024, and the results of operations, changes in owner’s equity and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

Certified Public Accountant, NH 08224

CF Audits LLC

159 Main St. STE 100

Nashua NH 03060

603-607-7600

cpa@cfaudits.com

Obsidian Prime, Inc.

Balance Sheet Statement

As of January 31, 2024

ASSETS
Current Assets	-
Non-Current Assets	-
TOTAL ASSETS	-

LIABILITIES AND EQUITY
Liabilities
Current Liabilities	-
Non-Current Liabilities	-
TOTAL LIABILITIES	-
Net Equity	-
TOTAL LIABILITIES AND EQUITY	-

Obsidian Prime, Inc.

Income Statement

As of January 31, 2024

Revenues	-

Less Operating Expenses	-

Net Profit (Loss)	-

Obsidian Prime, Inc.

Statement of Changes in Equity

As of January 31, 2024

	Contributions	Earnings	Equity Balance

Beginning Balance as of January 18, 2024	-	-	-

Owners Contributions as of January 31, 2024	-	-	-

Net Profit (Loss) as of January 31, 2024	-	-	-

Equity Balance as of January 31, 2024	-	-	-

Obsidian Prime, Inc.

Statement of Cash Flow

As of January 31, 2024

OPERATING ACTIVITIES
Net Income	-

Adjustments to Reconcile Net Income to Net Cash provided by operations:

Net cash used by operating activities	-

Net Cash Used In Investing Activities	-

Net Cash Provided By Financing Activities	-

NET CASH INCREASE (DECREASE) FOR PERIOD	-

CASH AT END OF PERIOD	-

Obsidian Prime, Inc.

Notes to the Financial Statements:

As of January 31, 2024

1. DESCRIPTION OF THE BUSINESS

Obsidian Prime, Inc. was formed in the state of California on January 18, 2024. The company has not yet started its operations as of the date of this report, and funding its operational expenses from financing activities.

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1. Basis of Presentation

The Company has not started the operations yet. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company and that the statements of operations, shareholders equity (deficit), and cash flows disclose activity since the date of the Company's inception.

2.2. Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

3. EQUITY

The company is authorized to issue 500,000,000 of stock. As of the date of the report, there are no stock issued and outstanding.

PART III—EXHIBITS

INDEX TO EXHIBITS

2B	Subscription Agreement *	Filed with Form 1-A on Feb 29, 2024*

2C	Legal Opinion Renee Sanders *	Filed with Form 1-A on Feb 29, 2024*

2D	Articles of Incorporation *	Filed with Form 1-A on Feb 29, 2024

2E	OBSIDIAN PRIME Bylaws	Filed with Form 1-A on Feb 29, 2024**

2F	Contact Questionnaire	Filed with Form 1-A on Feb 29, 2024**

2G	Independent Auditors Consent	Filed with Form 1-A on Feb 29, 2024*

** Previously Filed

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California February 28, 2024.

OBSIDIAN PRIME INC.

By:	/s/ I. JEFFREY MORTON
Name: I. Jeffrey Morton
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints I. Mr. Jeffrey Morton , his true and lawful attorney-in-fact and agent, with full power of substitution and reconstituting, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer (CEO), Chairman of
/s/ Jeffrey Morton	the Board of Directors, (interim)	May 18, 2024
Jeffrey Morton

/s/ Jeffrey Morton	President (interim)	May 18, 2024